Exhibit 10.54
Lease


DATED 18th April, 1996



(1)     THE STANDARD LIFE ASSURANCE COMPANY

(2)     CITY MORTGAGE SERVICING LIMITED

(3)     CITY MORTGAGE CORPORATION LIMITED








                              AGREEMENT FOR LEASE

                                of Malvern House

                             Croxley Business Park












                                                  Herbert Smith
                                                  Exchange House
                                                  Primrose Street
                                                  London EC2A 2HS
                                                  Tel: 0171-374 8000
                                                  Fax: 0171-496 0043
                                                  Ref: 65/30580257
                                                  11th April 1996

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                               TABLE OF CONTENTS

CLAUSE          HEADING                                                    PAGE

1.              DEFINITIONS ..........................................       1
2.              INTERPRETATION .......................................       3
3.              LANDLORD'S OBLIGATION ................................       3
4.              ACCESS FOR THE CATEGORY B WORKS ......................       3
5.              CATEGORY B WORKS .....................................       5
6.              ALLOWANCE FOR THE CATEGORY C WORKS ...................       8
7.              CAPITAL ALLOWANCES ...................................      10
8.              CERTIFICATES .........................................      10
9.              INSURANCE ............................................      11
10.             OCCUPATION PENDING GRANT OF LEASE ....................      12
11.             GRANT OF LEASE .......................................      12
12.             EXISTING LEASES ......................................      14
13.             TITLE ................................................      14
14.             ALIENATION ...........................................      15
15.             MISCELLANEOUS ........................................      15
16.             NOTICES ..............................................      15
17.             TERMINATION ..........................................      16
18.             GUARANTEE OF PERFORMANCE OF TENANT'S
                OBLIGATIONS ..........................................      16
19.             CONFIDENTIALITY ......................................      19
Annexures: ...........................................................      20
                "A"- Lease

                "B"- Deed of Deposit

                "C"- Specification

                "D"- Deed of Warranty (Tenant's Contractor)

                "E"- Deed of Warranty (Specialist sub-contractor Specialist
                     M&E Consultant)

                "F"- Deed of Warranty (Tenant's Consultant)

AGREEMENT dated the 18th day of April, 1996

BETWEEN:

(1)      THE STANDARD LIFE ASSURANCE COMPANY of 3 George Street Edinburgh EH2
         2XZ

(2) CITY MORTGAGE SERVICING LIMITED whose registered office is at 19 Cavendish Square London W1A 2AW

(3) CITY MORTGAGE CORPORATION LIMITED whose registered office is at 19 Cavendish Square London W1A 2AW

WHEREBY IT IS AGREED as follows:-

1.       DEFINITIONS

         In this Agreement unless the context otherwise requires the following expressions shall have the following meanings respectively:-

         "Building" means the building known as Malvern House Croxley Business Park shown for the purpose of identification edged red on Plan No. 1A Plan No. 1B and Plan No. 1C and also edged yellow on Plan No. 2

         "CDM Regulations" means the Construction (Design and Management) Regulations 1994 or any remaking thereof and any amendment to a regulation therein and any approved code of practice issued in relation thereto

         "Category A Works" means the works as described in the Specification

         "Category B Works" means the works to be undertaken by the Tenant in accordance with this Agreement for the purposes of fitting out the Building (which shall include the Category A Works as omitted varied or added to in accordance with clause 5.5)

         "Category C Works" means that part of the Category B Works which comprises Category A Works as omitted varied or added to in accordance with Clause 5.5

         "Certificate of Completion of the Category B Works" means the certificate to be issued by the Tenant's Consultant signifying the practical completion of the Category B Works

         "Code" means the Code of Measuring Practice prepared by the Royal Institution of Chartered Surveyors and Incorporated Society of Valuers and Auctioneers (Third Edition) dated January 1990 or any subsequent edition from time to time prepared by the said Institution

         "Commissioning Engineer" means Dome Limited of Hat and Mitre Court London EC1M 4EH or such other firm or company as may be appointed by the Landlord and agreed by the Tenant such agreement not to be unreasonably withheld or delayed

         "Completion Date" means the fifteenth Working Day after the Target Date (or earlier as may be agreed the parties)

         "Deed of Deposit" means the Deed of Deposit in the form of the draft at annexure B

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         "Defect" means any defect in the Building (but excluding the Category B
         Works and except(1) all plant and machinery) which is attributable to faulty design or faulty workmanship or faulty materials or faulty supervision of the construction of the Building (excluding as aforesaid) in the context of good standards of design workmanship materials or supervision at the time the relevant work was carried out but excluding any defect which might reasonably be expected to have been discernible by a competent professional person from a visual inspection of the Building (whether or not undertaken in fact) immediately before the date hereof or from any plans or other documents copies of which were supplied by the Landlord to the Tenant before the date hereof or which was otherwise within the actual or constructive knowledge of the Tenant

         "Existing Leases" means (i) a Lease dated 2nd August 1995 made between the Landlord (1) the Tenant (2) and the Guarantor (3) of premises known as part first floor Wing B Sherbourne House Croxley Business Park and
         (ii) a Lease dated 22nd November 1995 made between the same parties of premises known as part first floor Wing A Sherbourne House Croxley Business Park

         "Guarantor" means the party or parties (if any) of the third part hereto and (if more than one) the expression shall be construed in the plural and all obligations undertaken by such parties under this Agreement are undertaken by them jointly and severally

         "Landlord" means the party of the first part hereto

         "Landlord's M and E Consultants" means Blyth & Blyth Associates of The Blyth Building Redheughs Rigg Edinburgh EH12 9HL

         "Landlord's Solicitors" means Herbert Smith of Exchange House Primrose Street London EC2A 2HS (Ref. 65)

         "Landlord's Building Surveyor" means Powell Williams Partnership of 9 White Friars Chester CH1 1NZ or such other firm or company as may be notified in writing by the Landlord to the Tenant

         "Landlord's Measurement Surveyor" means Stimpsons of 30 The Avenue Watford or such other firm or company as may be notified in writing by the Landlord to the Tenant

         "Lease" means the Lease to be granted by the Landlord to the Tenant in accordance with the provisions of this Agreement in the form of the draft at annexure A

         "Net Internal Area" means in relation to the Building the whole of the areas shown edged red on Plan No. 1A Plan No. 1B and Plan No. 1C measured in accordance with the Code but (notwithstanding the provisions of the Code) including areas below atrium voids save that in case of a conflict between the definition of (i) Net Internal Area and
         (ii) any definition in the Code the former shall prevail

         "Permitted Access Date" means the date hereof

         "Specification" means the specification at annexure C

- --------------------
(1)       The purposes of clause 5.13.4

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         "Target Date" means 3rd September 1996

         "Tenant" means the party of the second part hereto

         "Tenant's Consultant" means Altonwood Project Services Limited of 2 Hobbs House Harrovian Business Village Bessborough Road Harrow HA1 3EX

         "Tenant's Contractor" means Morgan Lovell West Limited of Ascot Road Doncastle Bracknell Berks RG12 8CE

         "Tenant's Solicitors" means Howard Kennedy of 19 Cavendish Square London W1A 2AW (Ref. 33.SRP.940823)

         "Working Day" means any day other than Saturdays Sundays and bank and other public holidays

2.      INTERPRETATION

2.1 Terms defined in the Lease shall have the corresponding meanings when used herein

2.2 Clause headings and indices are for convenience only and shall not affect the construction of this Agreement

2.3 In this Agreement references to clauses and schedules are to clauses and schedules of this Agreement

2.4 If any party comprises two or more persons their obligations and liabilities are joint and several

2.5 Reference to a party agreeing not to do or omit any act or thing shall include references to that party not permitting or suffering it to be done or omitted

3.       LANDLORD'S OBLIGATION

3.1 The Landlord shall make good to the reasonable satisfaction of the Tenant any Defect which becomes manifest by the first Review Date

3.2 The Landlord shall pay to the Tenant on the Completion Date the sum of Pound Sterling 20,000 (exclusive of VAT) as consideration for the Tenant accepting full responsibility under the terms of the Lease (to the exclusion of the Landlord) for the repair and maintenance of all plant and machinery not comprised in the Category B Works

4.       ACCESS FOR THE CATEGORY B WORKS

4.1 Following the Permitted Access Date the Landlord shall grant to the Tenant its contractors agents advisers workmen and all others authorised by the Tenant and engaged in the execution of the Category B Works access at all times by way of licence to the Building and where appropriate the Block for the purpose only of commencement and execution of the Category B Works and the Tenant its contractors agents advisers workmen and all others so authorised and engaged shall comply with all reasonable restrictions and regulations in relation to such access imposed by the Landlord or which may be imposed by any competent authority or the insurers and have been notified to the Tenant

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4.2      The Tenant shall submit to the Landlord for and obtain the Landlord's approval (such approval not to be unreasonably withheld or delayed) of a programme and method statement in writing (which programme and method statement may from time to time with the like approval be amended revised or updated with the approval of the Landlord such approval not to be unreasonably withheld or delayed) containing the following information:-

         4.2.1 details of the proposed order and timing of the Category B Works and by whom they are proposed to be carried out

         4.2.2 proposals for regular liaison co-ordination and co-operation between the Landlord's Building Surveyor and the Tenant's Consultant and contractors for the Category B Works including the name of the individual who will have daily responsibility therefor on behalf of the Tenant

         4.2.3    proposals for the means of access to the Building

         4.2.4 proposals for the method by which on a daily basis surplus materials and refuse and rubbish of the Tenant its contractors servants and agents are to be removed from the Building and the Estate

4.3 In carrying out the Category B Works the Tenant its contractors agents advisers and workmen (as the Tenant shall procure) shall at all times:-

         4.3.1 comply in all respects with the reasonable requirements and procedures of the Landlord in respect of industrial relations and hours of working details of which must be agreed prior to the commencement of the Category B Works

         4.3.2 comply with the programme and method statement (as amended updated and revised from time to time)

         4.3.3 not obstruct any escape route serving the Building and use their reasonable endeavours to procure that all vehicles visiting the Building in connection with the Category B Works go directly to the unloading points (if any) reasonably designated to the Tenant for such purpose from time to time by the Landlord and leave the Building as soon as reasonably practicable after unloading has been completed

         4.3.4 comply in all respects with the reasonable requirements and procedures (if any) of the Landlord notified in writing to the Tenant in respect of the delivery of materials for use in connection with the Category B Works including the days and hours on and within which deliveries may be made

         4.3.5 comply in all respects with the reasonable safety and floor loading requirements (if any) of the Landlord notified in writing to the Tenant in respect of the storage of materials in connection with the Category B Works

         4.3.6 comply in all respects with the reasonable requirements (if any) of the Landlord notified in writing to the Tenant in respect of the security and protection of the Building and make arrangements reasonably satisfactory to the Landlord for the security and protection of the Category B Works and the materials being used in relation thereto

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         4.3.7    not damage or cause or permit any other persons to damage the
                  Building or the Block and in particular (but without limitation thereto) not interfere or permit such persons to interfere with or do or permit to be done by any such persons any act or thing which may adversely affect any installation forming part thereof and shall not make or permit to be made by any such persons any connections with or to any such installation without the prior approval of the Landlord such approval not to be unreasonably withheld or delayed

         4.3.8 comply in all respects with legislation in respect of safety health and welfare and the reasonable safety requirements of the Landlord

4.4

         4.4.1 The Tenant shall take such steps as the Landlord shall reasonably require to make good forthwith at the Tenant's cost any damage or injury to the Building or the Block caused by the Tenant or any company or firm for whom the Tenant is directly responsible but if the Tenant fails to make good any such damage or injury within a reasonable period the Landlord may do so at the Tenant's cost

         4.4.2 (Without prejudice to any other right or remedy the Landlord may have) the Tenant shall pay or reimburse to the Landlord the cost of making good any such damage or injury mentioned in Clause 4.4.1 on demand (and if unpaid within 10 Working Days of demand the Tenant shall pay Interest thereon from the date of demand until the date of actual payment in cleared funds)

5.      CATEGORY B WORKS

5.1 Having first complied with the provisions of clause 4.2 and having obtained all requisite approvals and consents and subject to the provisions of this clause 5 the Tenant shall commence and diligently proceed to carry out and complete the Category B Works

5.2 As soon as reasonably practicable after the date hereof and in any event prior to the commencement of each relevant part of the Category B Works the Tenant shall cause to be prepared and delivered to the Landlord copies of detailed plans drawings and specifications of each relevant part of the Category B Works with additional copies to the Landlords M and E Consultant (where the subject matter relates to plant and machinery) and to the Landlord's Building Consultant

5.3 The Landlord shall be deemed to have approved such detailed plans drawings and specifications unless the Landlord or the Landlord's M and E Consultant or the Landlord's Building Surveyor has notified the Tenant of any objection thereto within 2 Working Days of delivery thereof in accordance with Clause 5.2

5.4 The Tenant shall not commence any works relating to plant and machinery or to the proposed spiral staircase prior to such approval or deemed approval of detailed plans drawings and specifications

5.5 In formulating its proposals for the Category B Works the Tenant may with the consent of the Landlord omit vary or add to such item or items of the Category A Works as it may require and the Landlord shall not unreasonably withhold or delay its consent to any such omission variation or addition which the Tenant undertakes to replace with an alternative item of substantially comparable quality and effect and which would not in the reasonable opinion of the Landlord result in a lower standard of finish than is described in the Specification or would not materially prejudice the effective working of the Building or its value as an investment

5.6 For the purpose of carrying out the Category B Works the Tenant shall enter into contracts (the form of which shall have first been approved by the Landlord (such approval (not to be unreasonably withheld or delayed) with such trade contractors professional advisers or other persons first approved by the Landlord (such approval not to be unreasonably withheld or delayed) as the Tenant may require for the execution of the Category B Works and in particular (but without prejudice to the generality of the foregoing) the Tenant shall procure that as soon as practicable after the date hereof the Tenant's Contractor executor and delivers to the Landlord a Deed substantially in the form at annexure D together with duly executed Deeds from any specialist M&E subcontractor and design consultant substantially in the form at annexure E and that the Tenant's Consultant executes and delivers to the Landlord a Deed substantially in the form at annexure F

5.7      The Tenant shall carry out or cause to be carried out the Category B
         Works

         5.7.1    in a good and workmanlike manner

         5.7.2    using good quality materials of their several kinds

         5.7.3    in accordance with

                  (A) all relevant permissions and licences of the town planning local and other competent authorities necessary for the execution thereof and to the extent that such permissions and licences have not yet been obtained the Tenant will with all due speed apply for such permissions and licences and diligently pursue such applications; and

                  (B) all Acts of Parliament now or hereafter passed (including any instrument order or regulation or other subordinate legislation deriving validity from any Act) which shall affect the execution thereof

         5.7.4    in accordance with the terms of this Agreement and

         5.7.5    to the reasonable satisfaction of the Landlord

5.8 Without prejudice to the provisions of clause 5.5 the Tenant may make minor variations amendments and additions to those of the Category B Works which do not comprise Category C Works where the same:

         5.8.1 are mutually agreed upon in writing (the Landlord's agreement not to be unreasonably withheld or delayed) or

         5.8.2 are rendered necessary or desirable by reason of the direction of any competent authority or

         5.8.3 arise out of unavailability or short or uncertain supplies of materials where materials of substantially equivalent quality are substituted

         PROVIDED THAT in relation to any such variation amendments and additions the Tenant shall supply to the Landlord full particulars thereof together with if so requested not more than three copies of any relevant drawings specifications and details of materials

         5.9.1 The Tenant shall subject to compliance by the Landlord with its obligations contained in clause 5.9.2

                  (A) comply with the obligations imposed on the client by the CDM Regulations and procure compliance by any designer or contractor employed by the Tenant in connection with the Category B Works under the CDM Regulations

                  (B) procure that whoever the Tenant appoints to act as the planning supervisor and the principal contractor and any person appointed in relation to the Category B Works as designer or contractor shall in every case have the necessary competence and adequate resources to comply with their respective obligations under the CDM Regulations

                  (C) notwithstanding the generality of clause 5.9.1. procure that the Landlord is supplied with the relevant information in relation to the Category B Works in order to ensure that the health and safety plan and health and safety file can be updated in compliance with the CDM Regulations

                  (D) indemnify the Landlord from any cost claim action or proceedings instituted by any third party in relation to any breach of the CDM Regulations by the Tenant or any contractor in relation to the Category B Works

         5.9.2 The Landlord shall supply the Tenant with all relevant information concerning the Building to enable the Tenant to comply with its obligations contained in clause 5.9.1

5.10 The Tenant by way of indemnity only hereby covenants with the Landlord that in the carrying out of the Category B Works it shall at all times take all reasonable measures to prevent (but having due regard to the nature and extent of the Category B Works) any nuisance on the Estate and/or anything which may cause annoyance inconvenience or disturbance to the Landlord or to the owners or occupiers of any land or buildings adjoining or neighbouring the Building

5.11 The Tenant shall in respect of the Category B Works and without prejudice to any other obligation on its part herein keep the Landlord fully and effectually indemnified against

         5.11.1 any breach of the conditions or requirements imposed by or pursuant to the terms of this Agreement and

         5.11.2 all claims actions damages demands losses expenses costs and other liabilities whatsoever suffered by the Landlord which arise out of the carrying out of the Category B Works

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5.12     The Landlord the Landlord's Building Surveyor and the Landlord's M and
         E Consultant shall be entitled at reasonable times to enter upon the Building in order to inspect the Category B Works provided that neither the Landlord nor its contractors agents advisers workmen and others shall give or purport to give any instructions to any person engaged in and about the Category B Works and any comment which the Landlord or its representatives may wish to make in relation thereto shall be directed only to the Tenant's Consultant

5.13

         5.13.1 The Landlord and the Tenant shall jointly commission on terms agreed between them the Commissioning Engineer to test and performance prove in accordance with the specifications relating thereto all plant and machinery the supply or fixing of which is included in the Building as at the date hereof and to test and commission all plant and machinery the supply or fixing of which is included in the Category B Works respectively both separately and as a combined system with such of the said plant and machinery as was installed by the other of the Landlord or the Tenant as the case may be and the fees of the Commissioning Engineer (together with any VAT thereon) incurred in testing performance proving and commissioning following completion of the Category B Works shall be borne equally between the Landlord and the Tenant (but for the avoidance of doubt it is hereby agreed that the Landlord shall pay such fees and the Tenant will indemnify the Landlord against one half of such fees and any VAT thereon)

         5.13.2 Such testing performance proving and commissioning (as the case may be) shall be carried out both prior to commencement of those parts of the Category B Works as relate to plant and machinery (for which purposes the Tenant shall allow such access as is reasonably necessary and the parties shall use reasonable endeavours to ensure that such is carried out within ten Working Days of the date hereof) and following completion of the Category B Works

         5.13.3 The Commissioning Engineer shall be instructed to issue copies of the certificates issued on both such occasions under both contracts of engagement to both the Landlord and the Tenant

         5.13.4 If as a result of such testing performance proving and commissioning carried out prior to the commencement of those parts of the Category B Works as relate to plant and machinery the Commissioning Engineer considers that there is any Defect in the plant and machinery the Landlord shall as soon as reasonably practicable and co-ordinating at all times with the Tenant's method statement make good such Defect in a way that is compatible with the Category B Works to the reasonable satisfaction of the Tenant.

6.       ALLOWANCE FOR THE CATEGORY C WORKS

6.1 Subject to the remaining provisions of this clause 6 the Landlord shall pay to the Tenant the sum of Pound Sterling 1.93 million together with Value Added Tax thereon as a contribution towards the Category C Works

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6.2      The Tenant shall within 10 Working Days after the date of this
         Agreement apply for a certificate from the Board of Inland Revenue that the Tenant is excepted from the provisions of section 559(1) Income and Corporation Taxes Act 1988 and use all reasonable endeavours to procure the same and shall deliver a certified copy of the same to the Landlord's Solicitors as soon as practicable after its issue

6.3 The Tenant shall ensure that the Tenant's Consultant prepares separate monthly valuation certificates showing the value exclusive of VAT of those elements of the Category C Works which have been carried out during the period to which the certificate relates and subject to such separate valuation certificates being agreed by the Landlord's Building Surveyor such agreement not to be unreasonably withheld or delayed and subject to application for payment being received by the Landlord not less than 10 Working Days prior to the due date for payment to the contractors professional advisers or other persons employed by the Tenant in connection with the Category B Works (which date shall be specified in the applications) the Landlord will on or before such date pay or reimburse to the Tenant the amount properly payable according to such valuation certificates but in any event not exceeding Pound Sterling 1.93 million together with (against delivery of a valid VAT invoice addressed to the Landlord) Value Added Tax thereon in the aggregate

6.4 Save as aforesaid the Landlord shall not have any obligation to the Tenant to carry out or contribute to or meet the costs of the Category C Works or any part or parts thereof

6.5 If the Tenant shall fail to carry out and complete the Category C Works within three months after the Target Date the Landlord may with all necessary workmen contractors and others enter upon the Premises and carry out and complete the Category C Works and in doing so the Landlord shall expend for the purpose any balance unpaid of the said sum of Pound Sterling 1.93 million and if the costs of carrying out and completing the Category C Works shall exceed such unpaid balance an amount equal to the excess shall be paid by the Tenant to the Landlord (as the case may be) on demand and until paid shall carry Interest as well after as before judgment

6.6

         6.6.1 In the event of any dispute as to the amount of any sums payable under this clause 6 such dispute shall be determined by a chartered quantity surveyor experienced in the construction of property comparable with the Building who shall act as an expert and who shall be appointed in default of agreement between the Landlord and the Tenant on the application of either of them by the President for the time being of the Royal Institution of Chartered Surveyors

         6.6.2 If such expert shall die delay or become unwilling or incapable of acting or if for any other reason the said President or the person acting on his behalf shall in his absolute discretion think fit the said President or person acting on his behalf as aforesaid may by writing discharge the surveyor and appoint another in his place

         6.6.3 The surveyor's fees shall be borne as the expert may direct and his decision shall be final and binding save in case of manifest error

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6.7      The Landlord shall pay to the Tenant Interest on any payment due from the Landlord pursuant to this clause 6 during the period commencing 10 Working Days from the date of receipt by the Landlord of the relevant certificate prepared pursuant to clause 6.3 to the date of actual payment by the Landlord

7.       CAPITAL ALLOWANCES

7.1 The Tenant shall as soon as is practicable after the issue of the Certificate of Completion of the Category B Works prepare (or procure the preparation) of a statement ("the Statement") which shall be produced to the Landlord

7.2      The Statement shall:

         (A)      specify the total expenditure on the Category C Works;

         (B) identify each item of plant and machinery comprised in the Category C Works in respect of which a claim to capital allowances could be made together with the expenditure incurred in relation to that item including (where appropriate) attributable professional costs fees and disbursements

7.3 The Tenant shall not in any circumstances make a claim for capital allowances in respect of any element of the Category C Works

7.4 The Landlord shall not in any circumstances make a claim for capital allowances in respect of any element of the Category B Works which does not comprise Category C Works

8.       CERTIFICATES

8.1 The Tenant shall procure that the Landlord's Building Surveyor shall be given not less than 5 Working Days' notice of the intention for the first time of the Tenant's Consultant to inspect the Category B Works with a view to the issue of the Certificate of Completion of the Category B Works (and thereafter not less than 24 hours' notice of each occasion on which he intends to so inspect the Category B Works) and that the Landlord's Building Surveyor and the Landlord's M and E Consultant will be given the opportunity to accompany the Tenant's Consultant on the final inspection prior to the issue of such certificate in order that they may (but shall not be bound to) make whatever representations they think fit to the Tenant's Consultant as to whether or not the Category B Works have been practically completed and the Tenant shall procure that the Tenant's Consultant will pay due regard to any such representations made before issuing the Certificate of Completion of the Category B Works and shall forthwith supply to the Landlord a copy of such certificate when issued

8.2 As soon as reasonably possible following practical completion of the Category B Works the Tenant shall (unless previously delivered) deliver to the Landlord a full set of "as built" plans relating to the Category B Works together with copies of all operational manuals and commissioning reports (if any) relating to the Building and the plant and equipment therein or serving the same

9.       INSURANCE

9.1 From the date hereof until the grant of the Lease the Landlord shall insure or procure the insurance of the Building in its full reinstatement cost for the time being against the risks usually covered by a contractor's "all risks" type policy (including but without prejudice to the generality thereof the Insured Risks but excluding trade fixtures and fittings installed in the Premises which would not fall to be insured by the Landlord under the Lease if the Lease had been granted)

9.2 The Tenant will notify to the Landlord the date on which it intends to commence the Category B Works ("the Commencement Date")

9.3 (Subject to clause 9.6) from the Commencement Date until the grant of the Lease the Landlord will insure or procure the insurance of the Category B Works (including materials delivered but unfixed) against all risks usually covered by a contractor's "all risk" type policy (including but without prejudice to the generality thereof the Insured Risks)

9.4 The Tenant shall pay or reimburse to the Landlord on demand the cost of insuring in accordance with the provisions of clause 9.1 and 9.3

9.5 If so requested by the Tenant the Landlord will produce to the Tenant from time to time the policy of insurance or a certified copy of the relevant provisions thereof and the current premium receipt or other satisfactory evidence of payment and the Landlord will notify the Tenant in writing of any material change in the conditions of such insurance and shall ensure that the interest of the Tenant is noted on the policy either specifically or by way of an "other interests" clause

9.6 The Tenant shall at intervals not less frequently than quarterly notify the Landlord of the reinstatement value of each and every part of the Category B Works then completed or expected to be completed during the relevant quarterly period and the Landlord shall be entitled to rely on such notification of value (and the identification made) in effecting the insurance pursuant to this clause and shall not be liable to the Tenant for any breach of its obligations under this clause where such breach arises by reason of the Tenant's failure to notify or make the relevant identification in accordance with this sub-clause 9.6 nor shall the Landlord be obliged to insure any part of the Category B Works unless it shall have been notified of the initial reinstatement value of the relevant part of the Category B Works

9.7 In case of damage or destruction caused by any of the risks covered by the contractor's "all risks" type policy as aforesaid:-

         9.7.1 to the Building and the Category C Works the Landlord will with all convenient speed expend all monies received by it under any such insurance as aforesaid in or towards reinstating such damage or destruction so far as practicable (making up any deficiency out of the Landlord's own resources); and

         9.7.2 to any of the Category B Works which do not comprise Category C Works the Landlord shall pay to the Tenant the amount of the insurance proceeds received by the Landlord pursuant to any policy effected by the Landlord pursuant to the provisions of this clause attributable to the damage or destruction of such works and the Tenant will with all convenient speed expend such amount in or towards reinstating such damage or destruction so far as practicable and the Landlord shall make up any deficiency out of the Landlord's own resources unless such deficiency is due to the Tenant's failure to notify or to make the relevant identification or to make the correct valuation in accordance with the provisions of clause 9.6 in which case the Tenant shall make up any deficiency out of the Tenant's own resources

9.8 The Tenant will comply with the terms and conditions of all insurance policies effected pursuant to this clause and will not without the previous written consent of the Landlord effect any additional insurance against any of the Insured Risks upon or in respect of the Premises

9.9 For the avoidance of doubt the obligations of the Landlord to effect insurance pursuant to the provisions of this clause shall pending the rant of the Lease prevail over the obligation of the Landlord under the Lease to effect insurance pursuant to the Lease

10.      OCCUPATION PENDING GRANT OF LEASE

         Pending the grant of the Lease the Tenant shall when the Building or any part or parts thereof shall be ready for occupation be at liberty to occupy the same for the purpose of transacting business upon the following terms and conditions:-

10.1 the Tenant's occupation shall be as licensee only of the Landlord subject to the like exceptions and reservations covenants stipulations conditions and other provisions on the part of the Landlord and the Tenant under the Lease as would have applied (other than those as to payment of rent) if the Lease had then been granted save to the extent (if at all) that such provisions are inconsistent with the respective obligations of the parties herein

10.2 the Tenant shall notify the Landlord in writing as soon as reasonably practicable after its occurrence of the date when business is commenced from any part of the Building

10.3 the Tenant shall pay to the Landlord by way of licence fee as from the Target Date such sums at such times and in such manner as would have been payable by way of rent (including without limitation items in respect of insurance and services) if the Lease had then been granted provided that any such sums paid by way of licence fee shall on completion of the Lease be credited as payment of any such rents payable under the Lease in respect of the like period

10.4 the Landlord shall have and be entitled to all remedies by distress action or otherwise for recovering any licence fee in arrear and for any breach of any of the covenants conditions or other obligations on the part of the Tenant referred to in clause 10.1 as if the Lease had actually been granted

11.      GRANT OF LEASE

11.1 The Landlord shall grant and the Tenant shall accept and the Guarantor shall execute a Lease of the Building in accordance with the following provisions of this clause 11

11.2 The Lease shall be granted by the Landlord free from any encumbrances save those as already disclosed at the date hereof and the Lease shall be completed on the Completion Date (provided that the Court Order referred to in the Lease has first been obtained which the parties shall use reasonable endeavours to obtain) at the offices of the Landlord's Solicitors or at such other address in the United Kingdom as they shall reasonably require and (provided that the same shall have been supplied to the Tenant's Solicitors at least 15 Working Days previously) upon completion the Tenant shall deliver to the Landlord's Solicitors a counterpart of the Lease and the Deed of Deposit duly executed by the Tenant and the Guarantor together with in cleared funds a sum equal to the Deposit Sum (as defined in the Deed of Deposit)

11.3     The Lease shall be in the form of the Lease and

         11.3.1 the term shall commence on the quarter day preceding the Target Date;

         11.3.2 the rent firstly reserved by the Lease shall be determined in accordance with clause 11.4 (exclusive of Value Added Tax);

         11.3.3 the review dates shall be each successive fifth anniversary of the commencement of the term;

         11.3.4 the rent first secondly and thirdly reserved by the Lease shall be due and commence from the Target Date

11.4

         11.4.1 As soon as the Category B Works have been sufficiently completed for the purpose and as soon as practicable following the issue of the Certificate of Completion of the Category B Works (if not before) the Landlord and the Tenant shall procure that the Net Internal Area shall be measured in accordance with the Code by the Landlord's Measurement Surveyor and the Tenant's Consultant who shall attend upon the Building and effect such measurement jointly

         11.4.2 The Landlord's Measurement Surveyor and the Tenant's Consultant shall be instructed to endeavour to agree upon the Net Internal Area (measured as aforesaid) but if they are unable to reach agreement by 10 Working Days before the Target Date either of them may require the areas on which they have been unable to agree to be measured by an independent surveyor acting as an expert to be appointed by agreement between them or in the absence of such agreement within 6 weeks after the date of such measurement to be appointed on the application of either of them by the President for the time being of the Royal Institution of Chartered Surveyors. Such independent surveyor shall invite the Landlord and the Tenant within such period as he shall consider appropriate to make written representations and counter-representations of their respective views on the matter in dispute and the decision of such independent surveyor shall be binding on the parties (save in case of manifest error) and his costs shall be borne as he shall direct

         11.4.3 The rent firstly referred by the Lease shall be calculated by multiplying the Net Internal Area so agreed or determined (expressed in square feet) by Pound Sterling 13

11.5 The parties agree that if the Category B Works include one or more chiller units to be constructed outside the Building it will be necessary to provide for the use access maintenance repair insurance and reinstatement thereof by means of a licence for Alterations Outside the Demise which shall be in a form reasonably required by the Landlord and such Licence shall be completed simultaneously with completion of the Lease

12.      EXISTING LEASES

12.1

         12.1.1 The Tenant may by written notice require the Landlord to accept a surrender of either or both of the Existing Leases on a Working Day being not less than one calendar month after service of such notice provided that if notice is served prior to completion of the Lease it shall not take effect until (at the earliest) the Lease has been completed

         12.1.2 If such notice is given the Tenant shall procure that vacant possession of the premises comprised in the Existing Leases (or as the case may require that one of them in respect of which notice is given) and that such premises are left clean and tidy and that any damage caused by the removal of any tenant's fixtures or fittings is made good to the reasonable satisfaction of the Landlord and for the avoidance of doubt the Tenant shall not be obliged to remove any such tenants fixtures or fittings and/or reinstate the premises comprised in the Existing Leases to their state and condition prior to any alterations that have been carried out by the Tenant at any time

         12.1.3 Such surrender shall be effected by operation of law and the Tenant shall on completion thereof ("the Surrender Date") deliver to the Landlord all documents of title and keys in its possession

         12.1.4 Upon completion of each such surrender or surrenders as the case may be the Landlord shall reimburse to the Tenant all sums paid by way of rent service charges insurance rent and Value Added Tax thereon paid on such payments in respect of any periods subsequent to the Surrender Date together with any sums held pursuant to two Deeds of Deposit dated 2nd August 1995 and 22nd November 1995 including for the avoidance of doubt accrued interest (or as the case may require the relevant one which relates to either of the Existing Leases which is to be surrendered) after deduction therefrom of any sums properly owed to The Landlord as at the Surrender Date

13.      TITLE

13.1 The Landlord's title to grant the Lease having been deduced in accordance with Section 110 of the Land Registration Act 1925 the Tenant shall not be entitled to raise any requisition or objection in respect of the same save in relation to any matters arising subsequent to 17th November 1995

13.2 On or before the completion of the Lease the Landlord shall place its land certificate on deposit at H.M. Land Registry to meet registration of the Lease

13.3 On or before the date hereof the Landlord shall place its land certificate on deposit at H.M. Land Registry to meet the registration of a notice of this Agreement for Lease on the Charges Register of the Landlord's freehold title number HD16 7467 for inter alia the Building

14.      ALIENATION

         The Tenant shall not assign underlet or part with the benefit of this Agreement before the grant of the Lease and the Landlord shall not do so whilst any sums due to the Tenant under clause 6 remain unpaid

15.      MISCELLANEOUS

         It is hereby expressly agreed and declared that:

15.1 this Agreement shall remain in full force and effect as regards the obligations which may remain to be performed notwithstanding the grant of the Lease

15.2 neither any approval of specifications relating to the Category B Works nor any inspections of the Category B Works by or on behalf of the Landlord shall relieve the Tenant the Tenant's Consultant or any of its trade contractors or professional advisers employed or appointed in relation to the Category B Works of any liability under this Agreement

15.3 the Tenant hereby admits that no representation whether oral or written (save in any written reply to preliminary enquiries given by the Landlord's Solicitors or in any correspondence ancillary thereto) has been made to the Tenant prior to the date hereof by or on behalf of the Landlord concerning the Building or any part thereof which has influenced induced or persuaded the Tenant to enter into this Agreement or any agreement collateral herewith

15.4 the Lease will be granted subject to all existing charges notices orders directions regulations restrictions and other matters whatsoever arising under the Town and Country Planning Act 1990 and the Tenant shall be deemed to accept the Lease with the full knowledge thereof and the existing authorised use of the Building for the purpose of such Act and shall not raise any requisition enquiry or objection with regard thereto

16.      NOTICES

16.1 Any notice required to be served on any party shall be validly served if left at or sent by ordinary pre-paid post or telex or facsimile transmission to its registered office or principal place of business or stated address for service in the United Kingdom

16.2 Any facsimile transmission shall be deemed to have been served at the time of despatch on a Working Day but if not on a Working Day it shall be deemed to have been served at the opening of business on the Working Day next following the date of despatch provided that in either case the outgoing facsimile transmission indicates its receipt by the facsimile machine of the party to whom it is sent through the automatic response of such party's number and answer back

16.3 Any notice sent by post shall be deemed to have been served on the second Working Day next following the Working Day on which the envelope containing the same is posted (or if it is not posted on a Working Day then the third Working Day next following the day on which it is posted) and in proving such service it shall be sufficient to prove that the envelope containing the same was properly addressed and either delivered to a Post Office or put into a Post Office letter box

17.      TERMINATION

17.1     If:

         17.1.1 the Tenant or the Guarantor fails to perform or observe any of its obligations in this Agreement; or

         17.1.2 any event occurs which had the Lease been granted would have entitled the Landlord to re-enter the Building and if such failure or event is capable of remedy but the Tenant does not proceed to diligently remedy after the service on the Tenant of a written notice specifying the failure or event and requiring the same to be remedied within a reasonable time or if it is incapable of remedy the Landlord may determine this Agreement by written notice served on the Tenant who shall thereupon forfeit all interest in the Building and in any fixtures installed in it and shall give up and cause to be given up occupation of the Building without the Landlord making to the Tenant any compensation or allowance whatsoever and the termination shall not prejudice the Landlord's retention of any rights of action or remedy in respect of any antecedent breach by the Tenant or the Guarantor

17.2 In the event of such determination the Tenant shall forthwith cancel or procure the cancellation of any notice or other entry registered at HM Land Registry relating to the interest of the Tenant in this Agreement or the Building

18.      GUARANTEE OF PERFORMANCE OF TENANT'S OBLIGATIONS

         The Guarantor in consideration of the Landlord entering into this Agreement at the request of the Guarantor unconditionally and irrevocably agrees with and in favour of the Landlord as follows:-

18.1 If the Tenant shall fail in any respect to observe and perform the terms and provisions of this Agreement or any of them the Guarantor will fully observe perform and discharge the same AND without prejudice to the generality of the foregoing the Guarantor hereby further covenants to pay and make good to the Landlord forthwith on demand any losses costs damages and expenses occasioned to the Landlord arising out of or by reason of any default of the Tenant in respect of any of its obligations under the terms and provisions of this Agreement (the Guarantor expressly acknowledging and undertaking for all purposes of this Agreement that in case of such failure or default on the part of the Tenant then the Guarantor shall forthwith thereupon be liable and required to remedy such failure or default and pay and make good the sums and amounts expressed to be payable under this clause 18 AND PROVIDED that any neglect or forbearance on the part of the Landlord in enforcing or giving time for or other indulgence in respect of the observance or performance of any of the said agreements provisions and conditions other than a release given under seal shall not release the Guarantor from its liability under the agreement or guarantee on its part contained in this clause 18)

18.2     If:-

         8.2.1 the Tenant fails to observe or perform any of its obligations in this Agreement; or

         18.2.2 any event occurs which had the Lease been granted would have entitled the Landlord to re-enter the Building; or

         18.2.3 the Tenant shall cease for any other reason to be or to remain liable under this Agreement; or

         18.2.4 the Tenant shall fail to execute the Lease in accordance with the provisions of clause 11 the Landlord may within 3 months following any such event by notice in writing require the Guarantor to enter into an Agreement in the like form as this Agreement (in accordance (if appropriate) with the proviso hereto) but with the Guarantor substituted for the Tenant or if the Lease is due to be executed but for any reason has not been so executed to enter into the Lease of the Building in its then actual state and condition for the term and at the rents and subject to the covenants provisions and conditions therein as substitute in all respects for the Tenant under this Agreement and the Guarantor shall thereupon execute and deliver to the Landlord a counterpart of the Lease in exchange for the Lease executed by the Landlord and contemporaneously therewith or otherwise (if later) when the first instalment falls due under the Lease the Guarantor as tenant shall pay the first instalment of the rents due PROVIDED THAT where in consequence of any circumstance or event (whether of default or otherwise) as provided in this clause 18 relating to the Tenant the Landlord shall become entitled to enforce all or any of its rights or remedies against the Guarantor requiring the Guarantor to enter into an Agreement or into a Lease in pursuance of this sub-clause then the Guarantor shall assume all the obligations and have all the rights of the Tenant as if the Guarantor had been an original contracting party of the second part to this Agreement in place of the Tenant (in addition to the Guarantor's actual capacity hereunder) and the Guarantor shall assume all the obligations and liabilities and have all the rights of the Tenant under this Agreement

18.3 It will enter into the Lease as guarantor for the obligations of the Tenant under the Lease

18.4 The Landlord shall not be obliged before enforcing any of its rights or remedies against the Guarantor to take any proceedings or obtain any judgment against the Tenant in any Court or to make or file any claim in any bankruptcy or liquidation of the Tenant and the liabilities of the Guarantor under this clause 18 may be enforced irrespective of whether any demands steps or proceedings are being or have been taken against the Tenant and the terms of this clause 18 shall be a continuing guarantee and shall remain in full force and effect until each and every part of the obligations and covenants on the part of the Tenant shall have been discharged and performed in full (subject to any release under seal as aforesaid)

18.5 The Guarantor shall rank in respect of any sums paid under this clause and in respect of any other rights which accrue howsoever to the Guarantor in respect of any sums so paid or liabilities incurred hereunder or in the observance performance or discharge of the obligations and covenants on the part of the Tenant and be entitled to enforce the same only after all the said obligations and covenants shall have been observed performed and discharged in full and until such observance performance and discharge the Guarantor shall not:-

         18.5.1 seek to recover whether directly or by way of set-off lien counter-claim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Guarantor on account of failure by the Tenant to observe perform or discharge the said obligations or covenants or the obligations of the Guarantor hereunder from the Tenant or any third party

         18.5.2 claim prove for or accept any payment in any composition by or winding up or liquidation of the Tenant in competition with the Landlord for any amount whatsoever owing to the Guarantor by the Tenant on any account whatsoever

         18.5.3 exercise any right or remedy in respect of any amount paid by the Guarantor hereunder or any liability incurred by the Guarantor in observing performing or discharging the said obligations and covenants on the part of the Tenant and the Guarantor warrants that it has not taken and will not without the prior consent of the Landlord take any security from the Tenant in connection with this guarantee and any security so taken shall be held in trust for the Landlord as security for the respective liabilities or the Guarantor and the Tenant hereunder and the Guarantor shall not be entitled to any right of proof in the bankruptcy or liquidation of the Tenant or any other right of a guarantor discharging its liability in respect of the said obligations and covenants unless and until all of the same shall first have been paid observed performed and discharged in full

18.6 Without prejudice to the rights of the Landlord against the Tenant the Guarantor shall be a principal obligor in respect of its obligations under this clause 18 and not merely a surety and accordingly the Guarantor shall not be discharged nor shall its liability hereunder be affected by any act or thing or means whatsoever by which its said liability would not have been discharged if it had been a primary debtor

18.7 The Guarantor shall pay all charges properly incurred by the Landlord in relation to the Landlord's enforcement of this guarantee and indemnity against the Guarantor or for enforcing payment by the Guarantor of amounts indemnified by it hereunder

18.8 The liability of the Guarantor hereunder shall not be released reduced affected or prejudiced by reason of:-

         18.8.1 any legal limitation immunity disability incapacity occurrence of insolvency or the winding-up of the Tenant or

         18.8.2 (without limitation to the foregoing) any other act or thing which (but for this provision) the Guarantor would have been discharged or released (in each case in whole or in part) from liability under this guarantee and indemnity or any combination of any two or more of such matters

19.      CONFIDENTIALITY

         The Parties hereby agree that they will not disclose any details of the terms of the Agreement and/or the Lease without first notifying the other parties of the terms of such disclosure

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

SIGNED and DELIVERED as a deed                    )
by                                                )
as the Attorney of THE STANDARD                   )
LIFE ASSURANCE COMPANY (in                        )
exercise of a Power of Attorney under its         )
Seal dated 22nd May 1995) in the presence         )
of:                                               )




SIGNED and DELIVERED as a deed                    )
by                                                )
CITY MORTGAGE SERVICING LIMITED                   )
acting by                                         )

                                           Director

                                         /Secretary



SIGNED and DELIVERED as a deed                    )
by                                                )
CITY MORTGAGE CORPORATION LIMITED                 )
acting by                                         )


                                           Director

                                 Director/Secretary

Annexures:

                       DATED _______________________ 1996




                      THE STANDARD LIFE ASSURANCE COMPANY

                                      and

                        CITY MORTGAGE SERVICING LIMITED

                                      and

                       CITY MORTGAGE CORPORATION LIMITED






                       DRAFT 10 APRIL 1996

                                     LEASE
                       of premises known as Malvern House
                             Croxley Business Park



              THIS LEASE IS A NEW TENANCY FOR THE PURPOSES OF THE
                    LANDLORD AND TENANT (COVENANTS) ACT 1995










                                                          HERBERT SMITH
                                                          Exchange House
                                                          Primrose Street
                                                          London EC2A 2HS
                                                          Tel: 0171 374-8000
                                                          Fax: 0171 496-0043
                                                          Ref: 65/NEW

                               TABLE OF CONTENTS

CLAUSE          HEADINGS                                                   PAGE

1.              DEFINITIONS AND INTERPRETATION .......................       2

2.              DEMISE AND RENTS .....................................       7

3.              TENANT'S COVENANTS ...................................       7

4.              LANDLORD'S COVENANTS .................................      14

5.              IT IS AGREED AND DECLARED THAT:- .....................      16

6.              RENT REVIEW ..........................................      21

7.              SERVICE RENT .........................................      23

8.              GUARANTEE AND GUARANTOR'S INDEMNITY ..................      24

9.              JURISDICTION .........................................      26

THE FIRST SCHEDULE PART I (THE PREMISES) .............................      26

        PART II ......................................................      26

        PART III .....................................................      27

THE SECOND SCHEDULE ..................................................      28

        PART I (ESTATE SERVICES) .....................................      28

        PART II (ADDITIONAL SERVICES) ................................      29

        PART III (BLOCK SERVICES) ....................................      29

THE THIRD SCHEDULE (REGULATIONS) .....................................      30

THE THIRD SCHEDULE (REGULATIONS) .....................................      33

                               TABLE OF CONTENTS

CLAUSE          HEADINGS                                                   PAGE

1.              DEFINITIONS AND INTERPRETATION .......................       2

2.              DEMISE AND RENTS .....................................       7

3.              TENANT'S COVENANTS ...................................       7

4.              LANDLORD'S COVENANTS .................................      14

5.              IT IS AGREED AND DECLARED THAT:- .....................      16

6.              RENT REVIEW ..........................................      21

7.              SERVICE RENT .........................................      23

8.              GUARANTEE AND GUARANTOR'S INDEMNITY ..................      24

9.              JURISDICTION .........................................      26

THE FIRST SCHEDULE PART I (THE PREMISES) .............................      26

        PART II ......................................................      26

        PART III .....................................................      27

THE SECOND SCHEDULE ..................................................      28

        PART I (ESTATE SERVICES) .....................................      28

        PART II (ADDITIONAL SERVICES) ................................      29

        PART III (BLOCK SERVICES) ....................................      29

THE THIRD SCHEDULE (REGULATIONS) .....................................      30

THE THIRD SCHEDULE (REGULATIONS) .....................................      33

THIS LEASE is made on the Lease Date

BETWEEN

(1)      the Landlord;

(2)      the Tenant; and

(3)      the Guarantor

PARTICULARS DEFINITIONS AND INTERPRETATION

PARTICULARS

A.       "LEASE DATE" is          1996

B. "LANDLORD" is The Standard Life Assurance Company of 3 George Street Edinburgh EH2 2XZ

C. "TENANT" is City Mortgage Servicing Limited whose registered office is at 19 Cavendish Square London W1A 2AW (Company Registration No. 3043775)

D. "GUARANTOR" is City Mortgage Corporation Limited whose registered office is at 19 Cavendish Square London W1A 2AW (Company Registration No. 3043776)

E.       "PREMISES" are the land and buildings more particularly described in
         Part I of the First Schedule to this Lease and shortly known as Malvern House Croxley Business Park Watford Hertfordshire

F. "Plan No. 1A" "Plan No. 1B" "Plan No. 1C" "Plan No. 2" and "Plan No. 3" are the plans annexed hereto and marked Plan No. 1A Plan No. 1B Plan No. 1C Plan No. 2 and Plan No. 3 respectively

G.       "RENT COMMENCEMENT DATE" is              1996

H.       "TERM DATE" is [                  ] 1996

I.       "TERM" is twenty-five years calculated from and including the Term Date

J. "PRINCIPAL RENT" for the period commencing on the Rent Commencement Date and ending immediately before the fifth anniversary of the Term
         Date is [       ] pounds [(pounds sterling      )] and for the
         remainder of the Term is the Review Rent per annum fixed in accordance with clause 6

K. "PERMITTED USE" is any use within Class B1 of the Town and Country Planning (Use Classes) Order 1987 or for any other use or uses first approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) for which the Premises may from time to time be used without contravention of the Town and Country Planning Acts 1971-1990 the Local Government Planning and Land Act 1980 and the Local Government and Planning (Amendment) Act 1981

L. "ESTATE" means the land (of which the Premises forms part) and all buildings and other structures of whatsoever nature from time to time erected thereon or on some part or parts thereof and the appurtenances thereof which land is known as Croxley

         Business Park Watford and for the purpose of identification is shown edged blue on Plan No. 3 PROVIDED ALWAYS THAT if the Landlord from time to time so reasonably requires the said expression shall mean such land including the Premises (whether of greater or lesser extent than the land aforesaid) as the relevant requirement may specify together with all structures of whatsoever nature from time to time thereon

M. "BLOCK" means that part of the Estate shown for the purpose of identification edged brown on Plan No. 2

N. "ESTATE SERVICE RENT" means 10.3% (or such other percentage as may be assessed and notified to the Tenant from time to time in accordance with Clause 7.5 hereof) of the Estate Service Expenditure

O. "ADDITIONAL SERVICE RENT" means 6.05% (or such other percentage as may be assessed and notified to the Tenant from time to time in accordance with Clause 7.5 hereof) of the Additional Service Expenditure

P. "BLOCK SERVICE RENT" means 100% (or such other percentage as may be assessed and notified to the Tenant from time to time in accordance with Clause 7.5 hereof) of the Block Service Expenditure

Q. "SERVICE RENT" means an amount equivalent to the aggregate of the Estate Service Rent the Additional Service Rent and the Block Service Rent for any relevant Service Period

R. "PROVISIONAL SUM" in relation to the first Service Period is a due proportion of the sum of Thirty eight thousand seven hundred pounds (pounds sterling 38,700) and in relation to each other Service Period means an amount calculated by the Landlord's managing agents acting as experts and not arbitrators as their reasonable and proper estimate of the likely Service Rent for the relevant Service Period

S. "REVERSIONARY OBLIGATIONS" are the covenants declarations and other matters affecting the Premises specified in the Property and Charges Registers of Title No. HD 167464

T. "REGULATIONS" means the regulations set out in the Third Schedule and any reasonable modifications thereof or additions thereto and notified in writing to the Tenant made from time to time by the Landlord

U.       Having been authorised to do so by an Order of the Shoreditch County
         Court (No.       ) made on the             1996 under Section
         38(4)(a) Landlord and Tenant Act 1954 the parties agree that the provisions of Sections 24 to 28 Landlord and Tenant Act 1954 shall be excluded in relation to this Lease

1.       DEFINITIONS AND INTERPRETATION

1.1 The following expressions and those contained in the particulars have the meanings specified

         1.1.1 "ADJOINING PREMISES" means any land or buildings adjoining or near to the Premises whether or not comprised in the Estate

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         1.1.2    "Enactment" means every Act of Parliament and all subordinate legislation made under such Acts

         1.1.3 "CONDUITS" means pipes sewers drains mains ducts and all other conducting media and ancillary equipment

         1.1.4 "INSURERS" means the insurance office or underwriters with whom the Premises are insured

         1.1.5    "INSURED RISKS" means:-

                  (A) loss damage or destruction whether total or partial caused by fire and other perils against which the Landlord from time to time thinks fit to insure except for such exclusions and limitations as may be imposed by the Insurers;

                  (B)      property owners liability; and

                  (C) loss of not less than three years' Principal Rent Service Rent and Value Added Tax thereon

         1.1.6 "INSURANCE RENT" means in respect of any period for which the same is required to be calculated an amount equal to the aggregate of the total premium and other costs incurred by the Landlord for insuring the Premises against the Insured Risks

         1.1.7 "INTEREST" means interest during the period from the date on which the relevant payment is due to the date of payment (both before and after any judgment) calculated on a daily basis at the rate of 4% per annum above the base rate for the time being of the Bank of Scotland or of some other leading clearing bank in the UK as constituted at the date of this Lease nominated in writing from time to time by the Landlord

         1.1.8 "PUBLIC AUTHORITY" means the Secretary of State and any government department public local or any other authority or institution and any court of law or any of them or any of their duly authorised officers

         1.1.9 "ESTATE SERVICES" means the services set out in Part I of the Second Schedule hereto

         1.1.10 "ADDITIONAL SERVICES" means the services set out in Part II of the Second Schedule hereto

         1.1.11 "BLOCK SERVICES" means the services set out in Part III of the Second Schedule hereto

         1.1.12 "SERVICES" means the Estate Services the Additional Services and the Block Services

         1.1.13 "ESTATE SERVICE EXPENDITURE" means the aggregate expenditure incurred by the Landlord in any Service Period in carrying out or providing the carrying out of the Estate Services

         1.1.14 "ADDITIONAL SERVICE EXPENDITURE" means the aggregate expenditure incurred by the Landlord in any Service Period in carrying out or providing the carrying out of the Additional Services

         1.1.15 "BLOCK SERVICE EXPENDITURE" means the aggregate expenditure incurred by the Landlord in any Service Period in carrying out or providing the carrying out of the Block Services

         1.1.16 "SERVICE EXPENDITURE" means the aggregate of the Estate Service Expenditure the Additional Service Expenditure and the Block Service Expenditure and all other expenditure reasonably and properly incurred by the Landlord in connection with the Estate and/or Block or any part or parts thereof and without prejudice to the generality of the foregoing:-

                  (A) the reasonable cost incurred of employing any accountant and surveyor and agent or any of them employed to determine record and certify the cost of providing the Estate Services the Additional Services and Block Services the Provisional Sum and the Service Rent; and

                  (B) a reasonable charge by the Landlord of the costs of employing managing agents but excluding any expenditure on any part of the Estate and/or Block for which the Tenant or any other tenant or the Landlord in respect of any unlet or unoccupied parts shall be responsible

         1.1.17 "GROSS INTERNAL AREA" for the meaning ascribed to that expression by the Code of Measuring Practice published on behalf of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers which is in common use at the relevant time

         1.1.18 "PERMITTED PART" means any part of the Premises comprising either

                  (A) the whole of one or more complete floor levels as shown edged red on Plan 1A Plan 1B and Plan 1C;

                  (B) the whole of one or more complete wings (the extent of a complete wing to be agreed at the relevant time by the parties acting reasonably) of any such floor level excluding in either case the structural and load bearing parts of the Premises the ground floor entrance lobby area and all circulation areas and plant and equipment which are common to that part and the remainder of the Premises

         1.1.19 "LANDLORD'S SPECIFICATION" means the specification attached hereto so entitled

         1.1.20   RENT REVIEW DEFINITIONS

                  "REVIEW DATE" means each of the fifth tenth fifteenth and twentieth anniversary of the Term Date

                  "CURRENT RENT" means in relation to any Review Date the Principal Rent payable under this Lease immediately before that Review Date

                  "MARKET RENT" means in relation to the Review Date the yearly market rack rental value which might reasonably be expected to be payable following the expiry of any reasonable period at the beginning of the term which might be negotiated in the open market but only for the purposes of fitting out during which no rent or a concessionary rent is payable if the Premises had been let as a whole with vacant possession on the relevant Review Date in the open market by a willing lessor to a willing lessee without fine or premium for a term equal to the residue of the Term from the relevant Review Date and otherwise upon the provisions (save as to the amount of the rent first reserved by this lease but including the provisions for rent review) contained in this lease and on the assumption if not a fact that the said provisions have been fully complied with and on the further assumptions that:

                  (A) the Permitted Use and the Premises comply with Planning Law and every other Enactment free from any onerous condition restriction and limitation and that the lessee may lawfully implement and carry on the Permitted Use;

                  (B) the Premises have been fined out and equipped or described in the Landlord's Specification;

                  (C) no work has been carried out to the Premises which has diminished their rental value;

                  (D) in case the Premises or any of the Common Parts have been destroyed or damaged they have been fully restored;

                  but disregarding any effect on rent of:

                  (i) the fact that the Tenant or any underlessee or other occupier or their respective predecessors in title has been or is in occupation of the Premises;

                  (ii) any goodwill attached to the Premises by the carrying on in them of the business of the Tenant or any underlessee or their respective predecessors in title or other occupier;

                  (iii) any works carried out to the Premises during the Term by the Tenant or any permitted underlessee in either case at its own expense in pursuance of a licence granted by the Landlord and otherwise than in pursuance of any obligation to the Landlord (but nevertheless without prejudice to paragraphs (B) and
                           (C) of this definition);

                  (iv) Notwithstanding paragraph (iii) of this definition all works carried out by the Tenant pursuant to an Agreement for Lease between the parties hereto dated
                           [           ] (but nevertheless without prejudice
                           to paragraphs (B) and (C) of this definition); and

                  (v) any contingent obligation on the Tenant to carry out works of reinstatement and restoration at the end of the Term;

                  "REVIEW RENT" means in relation to the relevant Review Date the higher of the Current Rent and the Market Rent

                  "INTERIM RENT" means a yearly sum and proportionately for any part of a year equivalent to the aggregate of the following amounts:-

                  (i) an amount equivalent to sixty-six and two thirds per centum of the sum (if any) by which the Landlord's initial opinion (as notified in writing at any time by the Landlord to the Tenant for the purposes hereof) of the Market Rent at the relevant Review Date exceeds the Current Rent; and

                  (ii)     an amount equivalent to the Current Rent

                  "ARBITRATOR" means a person appointed by agreement between the Landlord and the Tenant or (in default of agreement within fourteen days of one party giving notice to the other of its nomination) by nomination by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of either party made on or at any time after three months before the relevant Review Date who is an independent Chartered Surveyor who has not less than ten years practice next before the date of his appointment and recent substantial experience in the letting and valuation of premises of a similar character and quality to those of the Premises and in the locality of the Premises and who is a partner or director of a leading firm or company of surveyors having specialist market and valuation knowledge of such premises

1.2 Singular words include the plural and vice versa and the masculine gender includes the neuter gender and vice versa and each includes the feminine gender

1.3 Where two or more persons comprise the "Tenant" and "Guarantor" such persons covenant with the Landlord jointly and severally

1.4 The Tenant by covenanting not to do or omit any act or thing also covenants not to permit or suffer it to be done or omitted

1.5      References in this Lease to:-

         1.5.1 any consent licence or approval of the Landlord or words to similar effect mean a consent licence or other approval in writing signed by or on behalf of the Landlord

         1.5.2 the Premises (except in clauses 5.2 and 5.3) shall be construed as extending to any part of the Premises

         1.5.3 a specific Enactment includes every statutory modification consolidation and re-enactment and statutory extension of it for the time being in force

         1.5.4 the Landlord's managing agents may include the Landlords' own employees

1.6 Any rent (whether or not defined in the Particulars or in clause 1.1) and other amounts which may be or become payable to the Landlord under this Lease are exclusive of all

         Value Added Tax which may be or become chargeable on the relevant supply by the Landlord

2.       DEMISE AND RENTS

         The Landlord DEMISES with Full Title Guarantee the Premises to the Tenant for the Term YIELDING and PAYING:

2.1 FIRST yearly and proportionately for any part of a year the Principal Rent payable by equal quarterly payments in advance on the usual quarter days in each year without deduction the first payment or a proportionate part for the period commencing on the Rent Commencement Date (calculated on an annual basis) to be made on the Lease Date

2.2 SECONDLY with effect from the Lease Date as additional yearly rent the Insurance Rent payable without deduction within fourteen days of demand

2.3 THIRDLY with effect from the Lease Date as additional yearly rent the Service Rent (including the Provisional Sum on account) payable in accordance with clause 7

2.4 FOURTHLY as additional rent from time to time such sums as the Landlord may expend following any default by the Tenant in expending them in pursuance of its obligations to do so under this Lease the payment of which shall be made without deduction within fourteen days on demand

2.5 FIFTHLY as additional rent Interest payable on demand on any sum of whatsoever nature:-

         2.5.1 due from the Tenant to the Landlord (whether as rent or otherwise) which shall not be received by the Landlord within fourteen days after the sum is due

         2.5.2 properly or reasonably incurred by the Landlord in connection with and following some default by the Tenant under this Lease

2.6 SIXTHLY as additional rent all Value Added Tax payable in accordance with clause 3.2.3

3.       TENANT'S COVENANTS

         The Tenant covenants with the Landlord

3.1      PAYMENT OF RENTS

         3.1.1 To pay the rents reserved by this Lease on the days and in the manner set out in clause 2

         3.1.2 To pay the Principal Rent by banker's standing order to such bank as the Landlord may from time to time reasonably nominate in the United Kingdom as constituted at the date of this Lease

3.2      PAYMENT OF OUTGOINGS

         3.2.1 To pay (or if the Landlord shall require to repay the Landlord) all existing and future rates taxes (including Value Added Tax) duties charges and other outgoings whatsoever whether recurring non-recurring usual or novel which are now or at any time during the Term shall be payable by the owner landlord tenant or occupier in respect of the Premises excluding all sums payable by the Landlord in respect of any dealing with the reversion of this Lease or of the Landlord's receipt of income

         3.2.2 To pay all costs and charges whatsoever incurred for gas electric current and power and water supplied to the Premises

         3.2.3 (Without prejudice to the provisions of paragraph 3.2.1) to pay any Value Added Tax (or any tax of a similar nature which may be substituted for or levied in addition to it) which is now or may become payable in respect of the rents reserved by this Lease and of any other amount payable by the Tenant to the Landlord under or in connection with this Lease and of any supplies whether of goods or services (including an amount equivalent to any such tax (but only to the extent that the Landlord does not obtain credit therefor pursuant to Sections 25 and 26 Value Added Tax Act 1994 or any regulations made thereunder) on any sums which the Tenant may be liable to reimburse to the Landlord) provided that the Landlord supplies to the Tenant a VAT invoice in respect of such rents and other sums the payment by the Tenant of Value Added Tax to be made contemporaneously with any rents or other sums to which it relates

3.3      PAYMENT OF COST OF NOTICES CONSENTS ETC.

         To pay all reasonable costs charges and expenses (including counsel's solicitors' and surveyors' fees) incurred by the Landlord in and incidental to:

         3.3.1 the preparation and service of a notice under section 146 Law of Property Act 1925 or in or in contemplation of any proceedings under section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the court and

         3.3.2 every step taken during or within three months after the expiration of the Term and in contemplation of or in connection with or with the actual service of all notices and schedules of dilapidations relating to the Tenant's obligations and

         3.3.3 every application for consent or licence or approval under this Lease unless such consent or approval is unreasonably withheld or delayed and/or unlawfully withheld or delayed

3.4      REPAIR

         To keep the Premises and all lighting and drainage systems water gas and other installations fire fighting equipment and all other machinery in the Premises in good repair and condition (damage to the Premises by any Insured Risk excepted to the extent the insurance or the payment of insurance money has not been invalidated solely or in part because of some act or default of the Tenant or by any person claiming through it or for whom it is responsible)

3.5      DECORATION AND GENERAL CONDITION

         3.5.1 To keep the Premises clean and tidy and in good decorative order in conformity with the principles of good estate management and (without prejudice to the foregoing):

                  (A) in the fifth year of the Term and during the last six months thereof to prepare paint or otherwise treat the internal parts of the Premises usually or which ought properly to be so dealt with in a good and workmanlike manner with appropriate materials of good quality (in a colour scheme first approved by the Landlord in the case of decoration in the last six months of the Term such consent not to be unreasonably withheld or delayed) to the Landlord's reasonable satisfaction

                  (B) in the third year of the Term and during the last six months thereof to prepare paint or otherwise treat the external parts of the Premises usually or which ought properly to be so dealt with in a good and workmanlike manner with appropriate materials of good quality (in a colour scheme first approved by the Landlord in the case of decoration in the last six months of the Term such consent not to be unreasonably withheld or delayed) to the Landlord's reasonable satisfaction

         3.5.2 To keep all glazing in the Premises properly clean at all times

3.6      ADDITIONS ALTERATIONS AND SIGNS

         3.6.1 Not to erect any new buildings or other structures at the Premises and not to cut injure remove or alter or carry out other work affecting the walls beams columns or other load bearing elements or change the existing external design or appearance of the Premises and not to commit any waste

         3.6.2 Not to make any other alteration or addition except with the Landlord's consent (which will not be unreasonably withheld or delayed) and (if the consent is given) to carry the work out in a good and workmanlike manner PROVIDED THAT the installation and removal of internal demountable partitioning shall not require the Landlord's consent and notwithstanding anything herein contained the Tenant shall not require the Landlord's approval to any non-structural alterations that do not affect the external appearance of the Premises PROVIDED FURTHER THAT the Tenant shall provide to Landlord full details of any such works within 14 days of completion of such works

         3.6.3 Not to attach to or exhibit in or on the Premises (including the windows) any sign which is visible from the outside without the Landlord's consent such consent not to be unreasonably withheld or delayed other than a signboard or nameplate stating the Tenant's name and the business of a size and design and in a location that will be prescribed by the Landlord

         3.6.4 Without prejudice to the foregoing provisions of this clause the Tenant may with the Landlord's prior consent such consent not to be unreasonably withheld or delayed and subject to compliance with clause 3.7 change the name of the building erected on the Premises

         3.6.5 At the expiration of the Term if and to the extent required by the Landlord unless otherwise expressly agreed in writing to remove all alterations additions and signs made to or installed on the Premises by the Tenant after the date hereof (but without prejudice to the obligation in clause 3.19) and to restore and make good the Premises to the plan and design which existed before the alterations additions or installations were made

3.7      COMPLIANCE WITH ENACTMENTS

         3.7.1 To comply with all Enactments and with the requirements of every Public Authority in respect of the Premises and their use and any permitted work being carried out to them and not to do or omit anything by which the Landlord may become liable to make any payment or do anything under any Enactment or requirement of a Public Authority

         3.7.2 Forthwith on receipt of any communication or proposal from any Public Authority relating to the Premises to send the Landlord a copy of it

3.8      LANDLORD'S RIGHT TO ENTER FOR VARIOUS PURPOSES

         3.8.1 To permit the Landlord and all others authorised by it at reasonable times on reasonable prior notice (except in an emergency) to enter and remain on the Premises with or without equipment for all purposes in connection with the Premises or any Adjoining Premises and to carry out works thereon which are necessary or in all the circumstances reasonable and to allow the Landlord to affix (but not so as to interfere materially with the Tenant's use and enjoyment of the Premises) notices to the Premises

         3.8.2 To permit the Landlord and its surveyors and agents and others with the written authorisation of the Landlord on its behalf or any of them to enter upon the Premises in the last six months of the term hereby granted (whether by effluxion of time or sooner determination) to view the Premises at reasonable times by prior arrangement with the Tenant

3.9      COMPLIANCE WITH NOTICES RELATING TO REPAIR OR CONDITION

         If within two months after service of a notice from the Landlord to remedy any breach of covenant relating to the state of repair or condition of the Premises (or earlier in the case of emergency) the Tenant shall not have commenced and be proceeding expeditiously with the remedial work or if in the Landlord's reasonable opinion the Tenant is unlikely to have completed or has not completed the relevant work by the expiry of four months (or any shorter period in the case of emergency) after service of the notice to permit the Landlord to enter the Premises and as the Tenant's agent remedy the breach and to pay the Landlord the cost of doing so and all expenses incurred (including solicitors costs and surveyors fees) within seven days of demand

3.10     USE

         Not to use the Premises or any tenant's fixtures or chattels in them:-

         3.10.1 for any purpose (and not to do anything in or to the Premises) which may be or become or cause a nuisance disturbance obstruction or damage to any person or property

         3.10.2 for any dangerous noxious noisy illegal or offensive trade business or activity or for residential purposes and not to create unnecessary noise or vibration or exhaust fumes on any parts of the Estate

         3.10.3 (without prejudice to the preceding paragraphs of this sub-clause) except for the Permitted Use and to carry on the Permitted Use in the Premises

3.11     MACHINERY AND LOADING

         Not to affix to the ceilings walls and floors in the Premises any plant or machinery (other than desk-top office equipment) without the Landlord's previous written consent which shall not be unreasonably withheld or delayed PROVIDED ALWAYS that no equipment machinery or apparatus shall be installed or operated in the Premises and nothing shall be done or omitted in the Premises which may cause the efficiency of the heating ventilation air conditioning and cooling system (if any) installed in the Building to be diminished or impaired in any way whatsoever or the balance thereof in any way interfered with

3.12     ARTICLES OUTSIDE BUILDING

         Not to store anything outside any part of the Premises save as permitted elsewhere in this Lease

3.13     PARKING/GOODS DELIVERY

         3.13.1 Not at any time to load or unload or park any vehicle outside the part or parts of the Estate allocated for those purposes from time to time by the Landlord nor to obstruct the entrances and exits to and from the Estate or the adjacent highways nor permit any vehicle to park on any part of any roadway

         3.13.2 In relation to the use of the loading unloading and parking areas from time to time allocated to the Tenant pursuant to
                  Part III of the First Schedule hereto (hereinafter referred to as "the relevant areas"):

                  (A) not to use the parking spaces for any purpose other than the parking of one vehicle in any one space and not to use the loading and unloading areas other than for those purposes

                  (B) to keep the relevant areas in a clean and tidy condition and free from oil waste and any other deleterious matter or thing whatsoever

                  (C) forthwith to make good to the satisfaction of the Landlord all damage caused to the relevant areas and any other parts of the Premises and/or the Estate and to any other property caused by such uses

3.14     Alienation

         3.14.1 Not to assign underlet or otherwise part with or share possession or occupation of the Premises or any part of them except that the Tenant may assign the

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                [FOLIO 12 COPY TO BE SUPPLIED BY CLIENT]

         3.16.1 or damage or use any area leading to the Premises in a way which causes nuisance damage or annoyance

         3.16.2 the means of escape in case of emergency from or to the Premises

         3.16.3 or discharge any deleterious matter into any Conduit serving the Premises and to keep them clear and functioning properly

         3.16.4 not to carry out any repairs or maintenance works (except minor repairs in case of emergency) to vehicles

         3.16.5 stop-up or darken the windows and other openings of the Premises

         3.16.6 any notice erected by the Landlord under clause 3.8 nor to overload or cause undue strain to the Premises or to any Conduit

3.17     PRESERVATION OF EASEMENTS

         3.17.1 To preserve all rights of light and other easements belonging to the Premises and not to give any acknowledgement that they are enjoyed by consent

         3.17.2 Not to do or omit anything which might subject the Premises to the creation of any new easement and to give notice to the Landlord of any encroachment known to the Tenant which might have that effect forthwith on becoming aware of the same

3.18     DEFECTIVE PREMISES

         Forthwith on becoming aware of the same to give notice to the Landlord of any defect in the Premises which might give rise to:-

         3.18.1 an obligation on the Landlord to do or refrain from doing anything in relation to the Premises; or

         3.18.2 any duty of care or the need to discharge such duty imposed by the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in relation to their state of repair and condition

3.19     YIELD UP

         3.19.1 At the expiration of the Term to yield up the Premises to the Landlord in such state and condition as shall in all respects be consistent with a substantial performance by the Tenant of the covenants on its part herein contained (tenant's fixtures and fittings only excepted subject to the Tenant making good all damage to the Premises occasioned by their removal) and upon such yielding up the Tenant shall if so required by the Landlord in writing

                  (A) forthwith remove all signs nameplates and any other items indicating the connection or former connection of the Tenant with the Premises and

                  (B) (to the extent the Landlord may require) take out and remove from the Premises all works not in accordance with the Landlord's Specification and install or reinstate (as the case may be) such works (or the equivalent thereof) as are necessary to ensure that the Premises conform to the Landlord's Specification all such works of installation to be carried out within three months of such expiration or sooner determination in a good and workmanlike manner to the reasonable satisfaction of the Landlord and for the avoidance of doubt it is agreed that the obligation contained in this clause 3.19 shall survive any such expiration or sooner determination of the Term or of this Lease

         3.19.2 To reimburse the Landlord on demand all expenditure (including without limitation all fees properly incurred in connection therewith) reasonably incurred by the Landlord within twelve months after the expiration of the Term in repairing painting reinstating or otherwise treating and decorating the Premises so as to put them into the condition commensurate with the due performance of the Tenant's covenants herein contained

         3.19.3 Upon removal of any tenant's fixtures and fitting as are connected to or take supplies from any of the Conduits to remove and seal off such Conduits as the Landlord shall reasonably require such removal and sealing off to be carried out so as not to interfere with the continued function of the remainder of the Conduits

3.20     COVENANTS

         To observe and perform:-

         3.20.1 the obligations of the grantee or licensee contained in every consent licence or approval granted in pursuance of this Lease; and

         3.20.2 the Reversionary Obligations and Regulations in so far as they are still subsisting and relate to and/or affect the Premises

4.       LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant:

4.1      QUIET ENJOYMENT

         That if the Tenant observes and performs its covenants contained in this Lease the Tenant may peaceably and quietly hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it

4.2      INSURANCE

         4.2.1 To keep the Premises (except any demountable partitioning and floor and decorative wall surface covers not installed by the Landlord and fixtures which are strictly trade fixtures) insured against the Insured Risks and (in relation to the risks described in paragraph (i) of the definition of Insured Risks) in a sum

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
                  equivalent to the full rebuilding cost (but not necessarily the facsimile reinstatement cost) of the Premises TOGETHER WITH Value Added Tax (or any tax of a similar nature which may be substituted for or levied in addition to it) which is now or may become payable by the Landlord in respect of any such rebuilding costs and any professional fees relating thereto

         4.2.2 on request to supply the Tenant with evidence of such insurance

         4.2.3 if and whenever during the Term the Premises are damaged or destroyed by an Insured Risk and the payment of the insurance monies is not refused in whole or in part by reason of any act or default of the Tenant or of any person claiming through it or for whom it is responsible the Landlord will (subject to clause 5.5) with all convenient speed diligently take the necessary steps to obtain any requisite planning permissions and consents and if they are obtained to lay out all monies received in respect of such insurance (except sums in respect of public liability and loss of rent) in and towards replacing but not necessarily in facsimile reinstatement the damaged or destroyed parts (except as mentioned in clause 4.2.1) as soon as reasonably practicable in a manner consistent with and appropriate for the use of the Premises for the Permitted Use and where such replacement is not facsimile reinstatement with the consent of the Tenant (such consent not to be unreasonably withheld or delayed) in relation to any works installed by the Tenant at the Tenant's cost whether carried out before or after the date of this Lease and will make up any deficiency out of its own money PROVIDED ALWAYS THAT the Landlord shall not be liable to replace any damaged or destroyed building if it is unable (having used all reasonable endeavours) to obtain every planning permission and consent necessary to execute the relevant work in which event the Landlord shall be entitled to retain all the insurance monies received by it

         PROVIDED ALWAYS THAT the Landlord's obligation to insure does not extend to any work installed in the Premises by or through the Tenant in respect of which it has failed to comply with clause 3.15.1 and in relation to such work any insurance or replacement obligation on the Landlord is limited to the amount of the last valuation provided under that clause (allowing for reasonable inflation)

4.3      SERVICES

         4.3.1 To perform the Services in accordance with the principles of good estate management PROVIDED ALWAYS THAT the Landlord shall not be liable to the Tenant in respect of any failure or interruption in any of the Services by reason of necessary repair replacement or maintenance of any installation or its damage or destruction or by reason of mechanical or other defect or breakdown or any other cause beyond the Landlord's control

         4.3.2 The Landlord may from time to time withhold add or extend and vary or make any alteration in the nature of matters previously performed as Services if the Landlord reasonably considers it necessary or in the interest of good estate management provided that such changes do not substantially diminish the availability and/or quality of the Services to the Estate and/or the Tenant's use and occupation and enjoyment of the Premises

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5.       IT IS AGREED AND DECLARED THAT:-

5.1      RE-ENTRY

         Without prejudice to any other remedies and powers contained in this Lease or otherwise available to the Landlord if

         5.1.1 the whole or part of the rents shall be unpaid for twenty-one days after becoming payable (in the case of the Principal Rent whether formally demanded or not); or

         5.1.2 any of the Tenant's covenants in this Lease are not performed or observed; or

         5.1.3 the Tenant (or if more than one person any one of them being a company) is the subject of a petition for its winding up or enters into liquidation whether voluntarily (except for reconstruction or amalgamation of a solvent company) or compulsorily or has a provisional liquidator or receiver (including an administrative receiver) appointed or is the subject of an administration order or petition for one or of a voluntary arrangement or proposal for one under Part I Insolvency Act 1986 or is unable to pay its debts within the meaning of Section 123 Insolvency Act 1986 or is otherwise insolvent or having been registered with unlimited liability acquires limited liability; or

         5.1.4 the Tenant (or if more than one person any one of them being an individual) is the subject of a bankruptcy petition or bankruptcy order or of any application or order or appointment under Section 253 or Section 273 or Section 286 Insolvency Act 1986 or otherwise becomes bankrupt or insolvent; or

         5.1.5 the Tenant enters into or makes any proposal to enter into any arrangement or composition for the benefit of his creditors then the Landlord may at any time thereafter (and notwithstanding the waiver of any previous right of re-entry) re-enter the Premises whereupon this Lease shall absolutely determine but without prejudice to any Landlord's right of action in respect of any antecedent breach of the Tenant's covenants in this Lease

5.2      ASSIGNMENT

         5.2.1 So long as the conditions set out in this clause are first satisfied the Tenant may assign the whole of the Premises

         5.2.2 The conditions (which are specified for the purposes of Section 19(1)(A) of the Landlord and Tenant Act 1927) are:-

                  (A) that subject as provided in sub-clause 5.2.2(B) and if the Landlord so reasonably requires the proposed assignee procures one but not both of the following:

                           (1) covenants with the Landlord by a guarantor or guarantor not being the Tenant or any guarantor of the Tenant approved by the Landlord (who shall act reasonably and without delay in giving its approval) in the same terms (mutatis mutandis) as contained in clause 8 hereof; or

                           (2) a deposit with the Landlord of an amount equal to the then current yearly rent first reserved by this Lease and an amount equivalent to VAT thereon the terms of such deposit to be governed by a document which requires an increase in the deposit amount to cover any increase in the yearly rent (including VAT) following a rent review and which otherwise is on terms which the Landlord reasonably requires; and

                  (B)      if the proposed assignment is to a Group Company:

                           (1) if the Tenant's obligations under this Lease are guaranteed by another Group Company that such Group Company covenants with the Landlord in the same terms (mutatis mutandis) as those contained in Clause 8; or

                           (2) if there is no guarantor of the Tenant's obligations under this Lease and if the assignee is not in the Landlord's reasonable opinion of equivalent or greater financial standing as the Tenant that the proposed assignee procures covenants in a form which the Landlord reasonably requires by a Group Company which is not the Tenant or the assignee and which is in the Landlord's reasonable opinion of equivalent or greater financial standing as the Tenant; or

                           (3) if the Tenant's obligations under this Lease are secured by a deposit security the proposed assignee procures a deposit with the landlord of the amount and on terms described in subclause 5.2.2(A)(2) above; and

                           and in this sub-clause 5.2.2(B) the expression Group Company means either the holding company of the Tenant or a wholly-owned subsidiary of the Tenant or of the Tenant's holding company (as those expressions are defined in Section 736 Companies Act 1985)

                  (C) that the Landlord's consent is issued within three months before completion of the assignment which consent (subject to compliance with the foregoing conditions) shall not be unreasonably withheld or delayed

                  (D) that the conditions are satisfied on or before the date of the assignment

                  (E) that the Tenant enters into an authorised guarantee agreement as defined in Section 16 of the Landlord and Tenant (Covenants) Act 1995 with the Landlord in a form which the Landlord reasonably requires; and

                  (F) that any guarantor of the Tenant's obligations under this Lease guarantees to the Landlord that the Tenant will comply with that agreement in a form which the Landlord reasonably requires

5.3      UNDERLETTING

         5.3.1 So long as the conditions set out in this clause are first satisfied the Tenant may underlet the whole of the Premises or any Permitted Part (each being referred to in this sub-clause as the premises)

         5.3.2    The conditions are:

                  (A) before the underletting the underlessee shall have given to the Landlord a covenant to observe and perform the Tenant's obligations under this lease to the extent they relate to the premises (other than the payment of rents) and a covenant not to assign the whole of the premises without the Landlord's consent (which shall not be unreasonably withheld or delayed if in relation to the assignment the conditions which are referred to in clause 5.2.2 are first satisfied) and an unqualified covenant not to assign part of the premises or to underlet or otherwise part with possession or share the occupation of the premises or any part of them;

                  (B) the underlease shall reserve as a yearly rent without payment of a fine or premium (in addition to the service and insurance and other rents payable under this lease except the rent first hereby reserved or (in the case of underletting of a Permitted Part) a pro rata proportion of them) an amount equal to:

                           (1) (in the case of an underletting of the Premises) the then open market rack rental value of the Premises

                           (2) (in the case of an underletting of a Permitted Part) the then open market rack rental value of the Permitted Part in all cases such rent to be approved by the Landlord prior to the underletting (such approval not to be unreasonably withheld or delayed) and payable by equal quarterly instalments in advance on the usual quarter days;

                  (C) the form of underlease (which shall not express the rents or any rent review or other sum to be payable or otherwise assessed simply by reference to a percentage or proportion of the rent or any rent review or of any other sum payable under this lease but which shall require them to be payable and assessed in accordance with the same principles as are required by this lease) shall be approved by the Landlord such approval not to be unreasonably withheld or delayed if the other provisions of this paragraph are observed;

                  (D)      the underlease shall:-

                           (1) provide for the principal rent reserved by the underlease to be reviewed upwards only at each of those Review Dates which will occur during the sub-term in accordance with the same principles (mutatis mutandis) as apply to the review of the rent first reserved by this lease;

                           (2) require the underlessee to observe and perform all the covenants and other provisions binding on the Tenant under this lease (other than the covenant by the Tenant to pay rents) to the extent they relate to the premises; and provide for:

                                    (a)      a condition for re-entry by the
                                             underlessor on breach of any
                                             covenant by the underlessee;

                                    (b)      a qualified covenant not to assign
                                             the whole of the premises (subject
                                             to prior compliance with conditions
                                             in the same terms as those set out
                                             in clause 5.2.2) and an absolute
                                             covenant not to assign part of the
                                             premises or to underlet or
                                             otherwise part with possession or
                                             share the occupation of the
                                             premises or any part of them;

                                    (c)      the exclusion of sections 24 to 28
                                             inclusive Landlord and Tenant Act
                                             1954 in relation to the underlease
                                             in pursuance of an Order duly made
                                             under section 38(4) of that Act
                                             before the grant of the underlease

5.4      RENT CESSER

         If and whenever during the Term:-

         5.4.1 the Premises are destroyed or damaged by an Insured Risk so that they are unfit for occupation and use; and

         5.4.2 the insurance of the Premises and the payment of any insurance money has not been vitiated by the act neglect default or omission of the Tenant or of any person claiming through it or for whom it is responsible the Principal Rent and Service Rent or a fair proportion of them according to the nature and extent of the damage sustained shall be suspended and cease to be payable from the date of destruction or damage until the date on which the Premises are made fit for substantial occupation and use or until the third anniversary of the date of destruction or damage whichever shall first occur and any dispute about such suspension and cesser shall be referred to the award of a single arbitrator to be appointed in default of agreement on the application of either parity by the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the Arbitration Acts 1950 and 1979

5.5      NOTICES

         In addition to any other mode of service any notice required or authorised to be given under this Lease shall be validly served if served in accordance with Section 196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962

5.6      DETERMINATION; DESTRUCTION

         If the Premises shall be so destroyed or damaged by an Insured Risk as to be unfit for occupation and use and have not been replaced in accordance with the Landlord's obligation in clause 4.23 within a period of two years and six months from the date of such destruction or damage the Landlord or the Tenant may determine this Lease on the giving of not less than one month's notice to the other to expire no later than the date which is three years after the date of such destruction or damage and upon the expiry of such notice this Lease and the Term shall determine without prejudice to any rights or remedies which may have accrued to either party in respect of any breach of any of the covenants or obligations contained in this Lease and in the event of such determination the Landlord having previously claimed under the policy maintained by it pursuant to its covenant contained in clause 4.2 which it hereby covenants to do any insurance proceeds received by the Landlord under such policy and attributable to the works carried out to the Premises by the Tenant either before or after the date of this Lease at its cost shall be paid by the Landlord to the Tenant within seven days of the expiry of such Notice or receipt of such insurance monies by the Landlord if later

5.7      DETERMINATION; CONTRACTUAL

         5.7.1 Subject to the provisions of this sub-clause the Tenant may determine this Lease as at the tenth anniversary of the Term Date

         5.7.2 The Tenant shall give the Landlord written notice of its intention to determine at least twelve months before the tenth anniversary of the Term Date

         5.7.3 If the Tenant serves any notice under this clause it shall procure that vacant possession of the Premises will be available on the tenth anniversary of the Term Date free of occupation by and of any estate or interest vested in the Tenant and any third party and the Lease shall not determine as a result of any notice served by the Tenant if it is in arrears of any of the rents reserved by this Lease at the tenth anniversary of the Term Date

         5.7.4 If a notice is duly served and if (to the extent applicable) the requirements of clause 5.7.3 are first satisfied this Lease and the Term shall determine on the tenth anniversary of the Term Date without prejudice to any rights or remedies which may have accrued to either party in respect of any breach of any of the covenants or obligations contained in this Lease including obligations under this clause which shall continue to bind the parties

         5.7.5 Time is of the essence of all dates and periods referred to in this sub-clause

5.8      CONSTRUCTION (DESIGN AND MANAGEMENT) REGULATIONS 1994

         5.8.1    In this sub-clause

                  (A) the expression "Regulations" means the Construction (Design and Management) Regulations 1994 and any expressions appearing in this sub-clause which are defined in the Regulations have the same meaning

                  (B) the expression "relevant work" means any construction work which is undertaken by the Tenant or by a person claiming under it in pursuance of an obligation or a right (whether or not requiring the Landlord's consent) under this lease and for the purposes of the Regulations the Tenant irrevocably acknowledges that it and not the Landlord arranges the design carrying out and construction of relevant work notwithstanding that the Landlord may be entitled to require the Tenant to do so

         5.8.2 The Tenant irrevocably acknowledges that it will be and will remain the only client in respect of any relevant work

         5.8.3 Before any relevant work is commenced, the Tenant shall make a declaration in accordance with Regulation 4(4) and shall forthwith serve it on the Executive and a copy of it on the Landlord

         5.8.4 The Tenant shall comply with its obligations as client in respect of any relevant work

         5.8.5 The provisions of this sub-clause shall apply notwithstanding that any consent issued by the Landlord in respect of any relevant work does not refer to the said provisions or to the Regulations

5.9      OVERRIDING LEASE

         If at any time during the Term the Landlord shall grant a tenancy of the reversion immediately expectant on the determination of this Lease whether pursuant to Section 19 Landlord and Tenant (Covenants) Act 1995 or otherwise any covenant on the part of the Tenant to obtain the consent of the Landlord under this Lease to any dealing shall be deemed to include a further covenant also to obtain the consent of the lessor under such tenancy to such dealing such consent not to be unreasonably withheld or delayed where consent is expressed not to be unreasonably withheld or delayed under this Lease

6.       RENT REVIEW

6.1 The Market Rent as at any Review Date may be agreed in writing at any time between the Landlord and the Tenant or (in the absence of agreement) determined by the Arbitrator acting as an arbitrator

6.2 Any arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979

6.3 When the Market Rent as at any Review Date has been ascertained in accordance with this Lease memoranda of the relevant Review Rent payable from the Review Date shall be signed by or on behalf of the Landlord and the Tenant (at their own cost) and annexed to this Lease and its counterpart

6.4 If the Market Rent has not been ascertained by the relevant Review Date the Tenant will:

         6.4.1 continue to pay the Current Rent until such time (if any) as the Tenant becomes liable by virtue of sub-clause 6.4.2 to pay the Interim Rent

         6.4.2 (if the Landlord shall at any time have notified the Tenant of the Landlord's estimate of the relevant Review Rent at the Review Date) pay the Interim Rent by equal quarterly instalments at the times and in the manner as required for the Current Rent the first payment or a proportionate part thereof (being apportioned in the manner required by clause 2.1 from the later of the relevant

                  Review Date and the date of notification of the estimate and taking into account any sums paid by the Tenant in respect of the Current Rent aforesaid for the apportioned period) to be made on whichever is the later of the relevant Review Date and the seventh day next after the date of notification of the estimate

         6.4.3 pay the Landlord within seven days after the agreement or assessment of the Review Rent:-

                  (A) a sum equal to the amount (if any) by which the aggregate of the equal quarterly instalments of the Review Rent which would have been payable in respect of the period commencing immediately before the Review Date and ending immediately before the usual quarter day next following the date of agreement or assessment had the Review Rent been agreed or assessed at the commencement of that period exceeds the payments made by the Tenant under paragraphs (a) and (b) of this clause 6.4 in respect of the same period; and

                  (B) a sum equal to interest at 4% below the Interest Rate calculated by dividing the sum payable under sub-sub-clause (i) hereof by the number of usual quarter days occurring in the period therein mentioned and by assuming that such divided amounts were severally payable on the successive quarter days aforesaid and by aggregating the Interest on each such amount from the quarter day on which it was notionally payable until the date on which the sum payable under sub-sub-clause (i) hereof is paid

6.5 If the Review Rent is agreed or assessed at an amount less than the Interim Rent the Landlord shall pay the Tenant within seven days after the Review Rent has been ascertained:-

         6.5.1 a sum equal to the amount (if any) by which the payments made by the Tenant under paragraphs 6.4.1 and 6.4.2 in respect of the period commencing immediately before the Review Date and ending immediately before the usual quarter day next following the date of agreement or assessment exceeds the aggregate of the equal quarterly instalments of the Review Rent which would have been payable in respect of the same period had the Review Rent been agreed or assessed at the commencement thereof; and

         6.5.2 a sum equal to two percent above Interest calculated by dividing the sum payable under paragraph 6.5.1 by the number of usual quarter days occurring in the period therein mentioned and by assuming that such divided amounts were severally payable on the successive quarter days aforesaid and by aggregating the sum so derived on each such amount from the quarter day on which it was notionally payable until the date on which the sum payable under paragraph 6.5.1 is paid

         PROVIDED ALWAYS THAT if any sums due to the Tenant under this clause
         6.5 shall not have been paid by the Landlord to the Tenant by the quarter day next following the said date of agreement or assessment the Tenant shall be allowed to deduct the amount so owing from the quarterly payment of Rent then due

         PROVIDED FURTHER THAT if the said quarterly payment is less than the amount the Tenant is entitled to deduct the Tenant shall be entitled to deduct the amount of the deficit from the next quarterly payment

7.       SERVICE RENT

7.1      For the purposes of this Lease:-

         7.1.1 "ACCOUNT DATE" means 30th June in every year of the Term or such other date as the Landlord may from time to time nominate

         7.1.2    "SERVICE PERIOD" means the period:-

                  (A) from the Lease Date to (and including) the first Account Date; and thereafter

                  (B) between two consecutive Account Dates (excluding the first and including the second); and thereafter

                  (C) commencing immediately after the last Account Date of the Term and ending on the expiration of the Term

7.2 The Landlord shall as soon as convenient after each Account Date prepare an account showing the Service Expenditure for the Service Period ended on that Account Date and containing a fair summary of the expenditure referred to and upon the account being certified by the Landlord's managing agents it shall be conclusive evidence for the purposes of this Lease of all matters of fact referred to except in case of manifest error

7.3 The Tenant shall pay the Landlord on account of Service Rent the Provisional Sum in relation to each Service Period the first payment (being a proportionate sum in respect of the period commencing on the Lease Date and ending immediately before the quarter day next after the Lease Date) to be made on the Lease Date and the subsequent payments to be made by equal instalments in advance on the usual quarter days

7.4      If the Service Rent for any Service Period:-

         7.4.1 exceeds the Provisional Sum for that Service Period the excess shall be due to the Landlord on demand; or

         7.4.2 is less than the Provisional Sum for that Service Period the overpayment shall be credited to the Tenant against subsequent payments on account of Service Rent until the overpayment is balanced

7.5 The Landlord may from time to time require a reasonable adjustment to any of the percentages mentioned in the Particulars "N" "O" and "P" of this Lease and to any other percentage which may have then been adjusted hereunder if in its reasonable discretion the Landlord considers that such an adjustment is warranted by a change in the extent of the Estate (whether by reduction or increase) and the Landlord or its agents shall serve the Tenant with written notice of any such requirement and shall state therein the adjusted percentage

8.       GUARANTEE AND GUARANTOR'S INDEMNITY

         The Guarantor at the request of the Tenant and in consideration of the grant of this lease covenants and agrees with the Landlord that:-

8.1 The rents reserved by this lease (whether or not ascertained as to amount) will be duly paid and that all the Tenant's obligations contained in it will be performed and observed in the manner and at the times herein specified and that if there is any default in paying the rents or in performing and observing the Tenant's obligations (notwithstanding any time or indulgence granted by the Landlord to the Tenant or compromise neglect or forbearance on the part of the Landlord in enforcing the observance and performance of the Tenant's obligations in this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant) the Guarantor will observe and perform the obligations in respect of which the Tenant shall be in default and will on demand and on a full indemnity basis pay to the Landlord an amount equivalent to the rents or other amounts not paid and/or any loss damage costs charges expenses or any other liability incurred or suffered by the Landlord as a result of the default (and in the event of non-payment shall pay Interest from the date of demand to the Guarantor until the date of payment) and will otherwise indemnify and hold harmless the Landlord against all actions claims costs damages demands expenses losses and proceedings arising from or incurred by the Landlord as a result of such non-performance or non-observance

8.2 If any liquidator or other person having power to do so disclaims this lease or if it shall be forfeited or if the Tenant ceases to exist and if the Landlord by written notice served within three months after the date of disclaimer or forfeiture or the Landlord having actual knowledge of the cesser of existence of the Tenant (the "Trigger Event") requires the Guarantor to accept a lease of the Premises for a term computed from the date of the Trigger Event to the date on which the Term would have expired by effluxion of time and at the same rents and subject to the same covenants stipulations conditions and provisions (except that the Guarantor shall not be required to procure that any other person is made party to that lease as guarantor) as are reserved by and contained in this lease immediately before the Trigger Event and with a coincidental Review Date (the said new lease and the rights and liabilities thereunder to take effect as from the date of such Trigger Event) the Guarantor shall forthwith accept such lease accordingly and execute and deliver to the Landlord a counterpart of it and indemnify the Landlord upon demand against the costs incurred on the grant of the new lease PROVIDED THAT the Guarantor shall first do all necessary acts and things to join in an application for and seek to obtain without delay an order of the Court to the like effect as that referred to in Particular U but so that the Landlord may elect at any time prior to the making of the said Court Order that the said new lease shall not contain a provision equivalent to Particular U

8.3 The liability of the Guarantor hereunder shall not be released reduced affected or prejudiced by reason of:-

         8.3.1 any variation or waiver of or addition to the terms of this lease or any of them agreed between the Landlord and the Tenant or

         8.3.2 the surrender by the Tenant of part of the Premises (in which event the liability of the Guarantor shall continue in relation to the Tenant's obligations in respect of the part of the Premises not so surrendered) or

         8.3.3 any legal limitation immunity disability incapacity occurrence of insolvency or the winding-up of the Tenant or

         8.3.4 (without limitation to the foregoing) any other act or thing by which (but for this provision) the Guarantor would have been discharged or released (in each case in whole or in part) from liability under this guarantee and indemnity or any combination of any two or more of such matters

8.4 Without prejudice to the rights of the Landlord against the Tenant the Guarantor shall be a principal obligor in respect of its obligations under this clause and not merely a surety and accordingly the Guarantor shall not be discharged nor shall its liability hereunder be affected by any act or thing or means whatsoever by which its said liability would not have been discharged if it had been a primary debtor

8.5 The Guarantor shall pay all reasonable charges (including reasonable legal and other costs on a full indemnity basis) incurred by the Landlord in relation to the Landlord's enforcement of this guarantee and indemnity against the Guarantor or for enforcing payment by the Guarantor of amounts indemnified by it hereunder

8.6 The Landlord may at its option enforce the terms of this guarantee and indemnity against the Guarantor without having first enforced the covenants and terms of this lease against the Tenant and also without first having recourse to any other rights or security which the Landlord may have obtained in relation to this lease

8.7 The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the obligations of the Tenant under this lease or to any right of subrogation in respect of any such security until all the obligations owed to the Landlord by the Tenant and the Guarantor hereunder have been fully and unconditionally fulfilled and discharged

8.8 The Guarantor shall not claim in any liquidation bankruptcy composition or scheme of arrangement in respect of the Tenant in competition with the Landlord and if and to the extent that it receives the same shall remit to (and until remission shall hold in trust for) the Landlord all and any monies received from any liquidator trustee receiver or out of any composition or arrangement or from any supervisor thereof until all the obligations of the Tenant and the Guarantor hereunder owed to the Landlord have been fully and unconditionally fulfilled and discharged

8.9 This guarantee and indemnity shall enure for the benefit of the Landlord's successors in title under this lease without the necessity for any assignment thereof

9.       JURISDICTION

         The Lease shall be governed by and construed in all respects with the laws of England and the parties hereto submit to the non-exclusive jurisdiction of the English Courts

IN WITNESS whereof this Deed has been executed as a deed by the parties hereto the day and year first before written

                               THE FIRST SCHEDULE

                                     PART I

                                 (The Premises)

ALL THAT the Premises known as Malvern House aforesaid which are for the purpose of identification edged red on Plan No. 1A Plan No. 1B and Plan No. 1C and are also shown edged yellow on Plan No. 2

EXCEPT and RESERVED as mentioned in Part II of this schedule and TOGETHER WITH the rights mentioned in Part III of this schedule

                                    PART II

EXCEPT AND RESERVED to the Landlord (and all other persons authorised by the Landlord or having like rights) the free and uninterrupted rights:-

(1) to the passage and running of water soil gas electricity telephone and other services or supply to and from any Adjoining Premises through the Conduits in or under the Premises

(2) for the Landlord to enter the Premises for the purposes mentioned in this Lease and in particular:-

         (i) the right at all reasonable times on at least 48 hours' prior written notice and by prior appointment (except in the case of emergency) to enter upon the Premises with or without appliances and workmen and others as often as may be necessary for all the purposes for which the Tenant covenants hereunder to permit entry and for all purposes in connection with the carrying out by the Landlord of the Services and for the purposes of complying with any statutory requirements; and

         (ii) the right at all reasonable times on at least 48 hours' prior written notice and by prior appointment (except in case of emergency) in order to examine and repair any Adjoining Premises

(3) of light air support and protection now or after the date of this Lease enjoyed by any Adjoining Premises

(4) at any time hereafter to alter rebuild make connections to or demolish any building on any Adjoining Premises in such manner as the person exercising the right shall think fit provided the same shall not substantially obstruct affect or interfere with the amenity of or the passage of light and air to the Premises or have a substantial effect on the means of access to them

(5) to erect and retain (for a reasonable period only) scaffolding notwithstanding that it may temporarily restrict but not prevent the access to or enjoyment and use of the Premises

(6) the right to affix to the outside walls of the Building and retain without interference a notice for the disposal or letting of the Premises provided that light and access to the Premises is not materially impaired

PROVIDED THAT if the Landlord exercises any of the above rights by carrying out work or entering on the Premises it shall cause as little interference to the Premises as possible and shall forthwith make good any damage caused to the Premises unless the right has been exercised because of some breach by the Tenant

                                    PART III

TOGETHER WITH the benefit of the rights:-

(a) to the passage and running of water soil gas electricity telephone and other services or supply to and from the Premises through the Conduits in or under the Estate

(b) support and protection as is now enjoyed from any Adjoining Premises on the Estate

(c) at convenient times and upon reasonable notice (except in emergency) to enter any Adjoining Premises of the Landlord if it shall be necessary to do so in order to view the state of condition of the land and buildings described in Part I of this schedule and to make good all damage and disturbance caused

(d) (in common with the Landlord and all other persons having a like right) for the purposes of access to and egress from the Premises to pass and repass at all times with or without vehicles over all roadways on the Estate and to pass and repass on foot only over all pavements on the Estate and for all purposes connected with the Permitted Use (but not otherwise) PROVIDED THAT the roadway marked Beggars Bush Lane on Plan No. 3 shall not be used for vehicular traffic other than in accordance with the directions of the Highway Authority and PROVIDED FURTHER THAT such use shall be subject to such restrictions (whether as to weight or size of vehicles hours of use or otherwise and including but not limited to physical restrictions) as the Highway Authority shall require or as the Landlord shall reasonably require in the interests of good estate management

(e) to use 292 car parking spaces (the positions whereof being shown edged green on Plan No. 2 which position or positions may be temporarily altered by the Landlord in cases of emergency only on notice to the Tenant)

(f) the right to use the skip compound in such position on the Estate as may from time to time be directed by the Landlord's managing agents

(g) the right for the Tenant's name to be placed on the Landlord's notice board situated at the entrance to the Estate

(h) the right to use the area immediately adjacent to the goods entrance to the Premises for the purposes only of loading and unloading

                              THE SECOND SCHEDULE

                              Details of Services

                                     PART I

                               (Estate Services)

(1) Save to the extent that the same are expressly referred to in Parts II and III of this Schedule the maintenance repair renewal redecoration cleansing lighting and replenishment of the Estate and all fixtures and fittings thereon and therein and all boundary walls and fences of the Estate

(2)      The maintenance repair cleansing and flood control of the River Gade

(3) The insurance of such parts of the Estate which shall be used in common by the various tenants of the Estate and the provision of insurance of any staff employed by the Landlord and by its agents or by any of them in the management and maintenance thereof together with public liability insurance

(4) The provision of and payment of all reasonable fees to managing agents (including in that expression the services of the Landlord) and the payment of all value added tax thereon

(5) The provision and maintenance of traffic control services and landscaping within the Estate

(6) The provision of such staff (including caretakers and gardeners) for the maintenance management and landscaping of the Estate including all payments due under or in respect of related contracts of employment as well as the provision of equipment materials and any other things as may be requisite in relation thereto or for the purposes thereof

(7)      Refuse collection and the cost thereof

(8) Paying all rates taxes assessments and outgoings from time to time payable in respect of the Estate to the extent that such cost is not wholly reimbursed to the Landlord by any third party

(9) Providing accommodation to house vehicles equipment and personnel employed in providing services to the Estate

(10) The enforcement whenever and as often as the Landlord shall think fit of any covenant or condition contained in any lease underlease licence or agreement relating to the Estate or any part thereof where in the reasonable opinion of the Landlord such enforcement would be in the interests of good estate management

(11) The provision of other reasonable or requisite acts matters or things which the Landlord may at any time and from time to time provide for or in connection with the Estate

                                    PART II

                             (ADDITIONAL SERVICES)

(1) Until such time (if any) that the same become highways maintainable at the public expense the maintenance repair cleansing and keeping tidy of the roads marked "Blackmoor Lane" and "Beggars Bush Lane" on Plan No. 3 and all associated landscaping (including without prejudice to the generality of the foregoing the area between the said Beggars Bush Lane and the Grand Union Canal) street lighting drainage and barriers PROVIDED THAT the Landlord shall not be obliged to put or keep the said Beggars Bush Lane in any better condition than it is now in

(2) The maintenance repair and keeping tidy of the service zone which is shown hatched brown on Plan No. 3

                                    PART III

                                (BLOCK SERVICES)

(1) The maintenance repair cleansing lighting and the keeping tidy of the car parking spaces allocated to the Block from time to time and the loading and unloading areas and skip compound within the Block

(2) The provision maintenance replacement planting cultivation and keeping in good order and condition of all ornamental garden and landscaped areas and all floral arboreal pictorial and artistic displays within the Block including:

         (a) the employment of such independent contractors agents consultants professional advisers and workmen as in the reasonable and proper opinion of the Landlord may be requisite in respect of the provision or carrying out of any service to the Block referred to in paragraphs (1) and (2) above

         (b) the reasonable and proper fees and expenses of the Landlord and its managing agents in performing and carrying out the services referred to in paragraphs (1) and (2) above

         (c) the reasonable and proper salaries wages pensions and pension contributions and other emoluments and the social security contributions or other statutory levies of all personnel directly employed by the Landlord or its managing agents on duties at the Block in connection with those matters referred to in paragraphs (1) and (2) above

         (d) the reasonable provision and supply of any necessary uniforms protective clothing tools appliances plant equipment and materials as the Landlord may in its proper discretion deem desirable or necessary for use in the provision and execution of any service to the Block referred to in paragraphs (1) and
                  (2) above

                                  PLAN NO. 1A

                               [GROUND FLOOR PLAN
                            CROXLEY CENTRE PHASE V,
                                    BLOCK 2,
                                 MALVERN HOUSE]

                                  PLAN NO. 1B
                               [FIRST FLOOR PLAN
                                  OF BLOCK 2,
                                 MALVERN HOUSE]

                                  PLAN NO. 1C
                               [SECOND FLOOR PLAN
                            CROXLEY CENTRE PHASE V,
                            BLOCK 2, MALVERN HOUSE]

                                   PLAN NO. 2
                                [CROXLEY CENTER
                                LAYOUT DIAGRAM]

                                   PLAN NO. 3
                                [CROXLEY CENTRE
                                 THE PAVILLIONS
                                LAYOUT/DIAGRAM]

                               THE THIRD SCHEDULE

                                 (REGULATIONS)

1. No loud speakers television sets radios or other devices shall be used in a manner so as to be heard outside the Premises

2. No article object or thing of any kind shall be attached to supported on or placed on any part or parts of the Conduits

[ORIGINAL]
SIGNED and DELIVERED as a deed                    )
by                                                )
as the Attorney of THE STANDARD LIFE              )
ASSURANCE COMPANY (in exercise                    )
of a Power of Attorney under its Seal dated       )
22nd May 1995) in the presence of:-               )


SIGNED and DELIVERED as a deed                    )
by CITY MORTGAGE SERVICING                        )
LIMITED in the presence of:-                      )



                                           Director



                                 Director/Secretary




SIGNED and DELIVERED as a deed                    )
by CITY MORTGAGE CORPORATION                      )
LIMITED in the presence of:-                      )

                                           Director

                                 Director/Secretary

DATED                                                                       1996
- --------------------------------------------------------------------------------

                    (1) THE STANDARD LIFE ASSURANCE COMPANY

                                      and

                    (2) CITY MORTGAGE SERVICING LIMITED

                                      and

                    (3) CITY MORTGAGE CORPORATION LIMITED

                  ---------------------------------------------

                                DEED OF DEPOSIT
                            supplemental to a Lease
                        dated                 1996 relating to
                                  Malvern House
                         Croxley Business Park Watford

                  ---------------------------------------------


                                                              Herbert Smith
                                                              Exchange House
                                                              Primrose Street
                                                              London EC2A 2HS
                                                              Tel: 0171 374 8000
                                                              Fax: 0171 496 0043
                                                              Ref: 65/30580257
                                                              DE00000000061295

                                    CONTENTS


CLAUSE   HEADING                                           PAGE
- ------   -------                                           ----
1.       DEFINITIONS AND INTERPRETATION                     1

         Default                                            1

         Deposit Account                                    1

         Deposit Balance                                    2

         Deposit Sum                                        2

         Expiry of the Term                                 2

         Guarantor                                          2

         Initial Deposit                                    2

         Interest                                           2

         Landlord                                           2

         Lease                                              3

         Premises                                           3

         Tenant                                             3

2.       INITIAL DEPOSIT PAYMENT                            3

3.       DURATION OF DEPOSIT ARRANGEMENTS                   4

4.       STATEMENT OF DEPOSIT BALANCE                       7

5.       MAINTENANCE OF DEPOSIT SUN                         7

6.       WITHDRAWALS                                        8

7.       INTEREST                                           8

8.       EXPENSES                                          10

9.       ASSIGNMENT                                        10

10.      SERVICE OF NOTICES                                11

11.      JURISDICTION                                      12

12.      DECLARATIONS                                      12

13.      GUARANTOR'S COVENANTS                             13

THIS DEED made the         day of            One thousand nine hundred and
ninety-six BETWEEN the Landlord (1) and the Tenant (2) and the Guarantor (3) supplemental to the Lease


WITNESSES as follows:-


1.       DEFINITIONS AND INTERPRETATION

         (1) In this deed the following words and expressions shall unless the context otherwise requires have the following meanings:

                "DEFAULT"               means any failure by the Tenant to pay
                                        (whether or not any formal demand has
                                        been made) the whole or any part of the
                                        rents reserved by the Lease or any money
                                        (including interest) payable pursuant to the Lease or any expense incurred by the Landlord or due to the Landlord in consequence of any failure by the Tenant to observe and perform the covenants and obligations of and the conditions binding the Tenant contained in the Lease

                "DEPOSIT ACCOUNT"       means an interest bearing account opened
                                        in the name of the Landlord with such
                                        clearing bank as the Landlord from time
                                        to time in its absolute discretion may
                                        select wherein the Deposit Sum is for
                                        the time being lodged in accordance with the terms of this deed PROVIDED THAT on any disposal of the reversion expectant upon the determination of the Term by The Standard Life Assurance Company any successor in title shall ensure that the Deposit Sum is held in an interest bearing account in the joint names of the Landlord and the Tenant with a clearing bank

                "DEPOSIT BALANCE"       means the amount from time to time
                                        standing to the credit of the Deposit
                                        Account (being the property of the
                                        Landlord)

                "DEPOSIT SUM"           means an amount equivalent to six
                                        months' Principal Rent from time to time reserved and payable under the Lease and an amount equivalent to Value Added Tax thereon save that for the first five years of the Term the Deposit Sum is the Initial Deposit

                "EXPIRY OF THE TERM"    means the expiry or sooner contractual
                                        determination of the Term otherwise than by termination of the Term by forfeiture or disclaimer

                "GUARANTOR"             means City Mortgage Corporation Limited
                                        whose registered office is at 19
                                        Cavendish Square London W1A 2AW (Co.
                                        Regn. No. 3043776)

                "INITIAL DEPOSIT"       means [        ] Pounds [          ]
                                        and an amount equivalent to Value Added
                                        Tax thereon being a total of [
                                                                           ]

                "INTEREST"              means all interest credited to the
                                        Deposit Account from time to time

                "LANDLORD"              means The Standard Life Assurance
                                        Company whose office is at 3 George
                                        Street Edinburgh EH2 2XZ

                "LEASE"                 means a lease dated         1996
                                        between (1) the Landlord (2) the Tenant
                                        and (3) the Guarantor

                "PREMISES"              means the premises demised by the Lease

                "TENANT" means City Mortgage Servicing Limited whose registered office is at 19 Cavendish Square London W1A 2AW (Co. Regn. No. 3043775)


      (2) The expressions "Principal Rent" "Term" "Term Date" and "Review Date" shall have the meanings ascribed to them by the Lease

      (3) References in this deed to any clause are references to the relevant clause in this deed and clause headings shall not affect the Construction of this deed


2.    INITIAL DEPOSIT PAYMENT

      (1) In consideration of the grant of the Lease the Tenant has paid the Initial Deposit to the Landlord and the Landlord shall forthwith pay the Initial Deposit into the Deposit Account

      (2) The Landlord may from time to time until the Deposit Balance shall be repaid to the Tenant select the Deposit Account wherein the Deposit Sum shall be lodged but in doing so shall have regard to the interests of the parties under this deed and shall notify the Tenant in writing of any change of Deposit Account from time to time

      (3) The Tenant Warrants to the Landlord that the Initial Deposit is free from any charge or encumbrance

3.    DURATION OF DEPOSIT ARRANGEMENTS

      (1) The Deposit Balance shall be held by the Landlord (subject to the Landlord's prior right to withdraw and retain all or any part of the Deposit Balance in or towards all liabilities of the Tenant from time to time outstanding in respect of a Default by the Tenant) until the giving of written confirmation by the Landlord to the Tenant that Satisfactory Accounts as defined in clause 3(2) have been delivered to the Landlord in respect of the Tenant PROVIDED THAT the Landlord will not unreasonably withheld or delay the giving of such written confirmation

      (2)      (a)  "Satisfactory Accounts" means accounts in respect of the
                    Tenant which have been audited by a person firm or company satisfactory to the Landlord which show both that:-

                    (i) for the three immediately preceding accounting reference periods the post tax profits of the Tenant in respect of each such accounting reference period exceeded a sum calculated by multiplying by three the amount of Principal Rent reserved by the Lease payable at the date upon which such accounts are delivered to the Landlord (provided that in any case the Principal Rent for such purpose shall not be less than that reserved under the Lease for the period commencing on the second anniversary of the Term Date and ending immediately before the Review Date); and

                    (ii) the aggregate of the share capital and reserves and the retained profit as stated in such accounts for the immediately preceding accounting reference period exceeds a sum calculated by multiplying by three the amount of Principal Rent reserved by the Lease payable at the date upon which such accounts are delivered to the Landlord (provided that in any case the Principal Rent for such purpose shall not be less than that reserved under the Lease for the period commencing on the second anniversary of the Term Date and ending immediately before the Review
                           Date)

                    (b) The items referred to in clauses 3(2)(a)(i) and (ii) shall be together referred to as the "Tenant's Net Assets"

                    (c) If any of the accounting reference periods of the Tenant referred to in clauses 3(2)(a)(i) and (ii) represent a period of time which is either longer or shorter than a period of twelve calendar months the tests referred to in clauses 3(2)(a)(i) and (ii) shall be applied to:-

                           (i) the Tenant's Net Assets (as required by the relevant test) as shown in the accounts for any such accounting reference period in relation to the aggregate Principal Rent reserved by the Lease payable in respect of such accounting reference period; and

                           (ii)  such number of the Tenant's accounting
                                 reference periods as is equal to or exceeds a period of three years

      (3) If the event referred to in clause 3(1) does not occur prior to the Expiry of the Term the Deposit Balance shall be held by the Landlord (on the terms hereof) until the earliest of the following:-

                (a) a lawful assignment of the Lease by the Tenant;

                (b) fourteen days after the Expiry of the Term; and

                (c) six months after the disclaimer or forfeiture of the Lease

      (4) The Deposit Account shall be closed and the Deposit Balance shall be paid to the Tenant after first being applied in satisfaction of all costs or losses or claims which have been

4.    STATEMENT OF DEPOSIT BALANCE

      The Landlord shall on repaying the Deposit Balance to the Tenant under clause 3(5) supply the Tenant with a statement showing all deposits and withdrawals made by the Landlord and all Interest accrued and paid over to the Tenant in accordance with the terms of this deed

5.    MAINTENANCE OF DEPOSIT SUM

      (1) If at any time the Deposit Balance shall be less than the Deposit Sum either as a result of:-

                (a) a withdrawal pursuant to clauses 6(1) or 6(2); or

                (b) any review of the Principal Rent reserved by the Lease the Tenant shall pay the difference to the Landlord within seven days of notice from the Landlord to the Tenant to that effect (but subject to clause 5(3)) and notwithstanding any dispute of any kind whatsoever as to any withdrawal from the Deposit Account by the Landlord

      (2) If and so long as the Deposit Balance is less than the Deposit Sum Interest accrued on the Deposit Balance shall not be paid to the Tenant pursuant to clause 7 but shall be added to the Deposit Balance until such time as the Deposit Balance equals the Deposit Sum howsoever that may be effected

      (3) If an increase in the Deposit Balance is required solely as the result of a review of the Principal Rent reserved by the Lease the Landlord shall not be obliged to give notice to the Tenant requiring an increase in the Deposit Balance and the Tenant shall forthwith upon the assessment of the reviewed rent discharge its obligations in accordance with this clause

6.    WITHDRAWALS

      (1) If at any time for any reason whatsoever the Tenant fails to pay the whole or any part of the Principal Rent or other rents or any other sum payable in accordance with the terms of the Lease the Landlord may make withdrawals from the Deposit Account equal to the rent or (as the case may be) other sums due including any interest and Value Added Tax thereon pursuant to provisions in that behalf contained in the Lease which the Tenant shall have failed to pay; and

      (2) If the Tenant shall be in Default of any of the covenants and obligations of and the conditions binding the Tenant contained in the Lease (other than a Default as described in clause 6(1)) and such breach shall not have been remedied by the earliest of:-

                (a) a lawful assignment of the Lease by the Tenant

                (b) fourteen days after notice to the Tenant of such breach; and

                (c) the Expiry of the Term; and

                (d) the disclaimer or forfeiture of the Lease

                the Landlord may make withdrawals from the Deposit Account of such sums as will meet or (if the Deposit Balance is insufficient) go towards meeting the reasonable and proper cost to or loss suffered by the Landlord in respect of the Default

7.    INTEREST

      (1) Subject to clause 5(2) all Interest shall beneficially accrue to the Tenant and (in so far as it is necessary so to do for such accrual) the Landlord hereby assigns to the Tenant but subject always to the provisions of this deed the right to receive the Interest

      (2) The Tenant as beneficial owner of the Interest charges the assignment created by clause 7(1):-

                (a) until such time as the Deposit Account shall be closed in accordance with clause 3; and

                (b) as security for money payable to the Landlord in the event of Default

      (3) The Tenant shall make a return in respect of the Interest in full to the Inland Revenue and the tax assessed thereon shall be paid by the Tenant accordingly

      (4) Subject to clause 5(2) the Interest (less any amounts retained by the Landlord pursuant to clause 8) shall be released from the Deposit Account half yearly to the Tenant within twenty-eight days of the Interest being credited to the Deposit Account PROVIDED ALWAYS THAT:-

                (a) no Interest shall be released unless and until the Landlord has received the quarter's rent due immediately prior to the date of the Interest being credited to the Deposit Account or if there is any Default by the Tenant or the Tenant is otherwise in breach of any of the terms of the Lease; and

                (b) Interest shall be released to the Tenant only to the extent that if credited to the Deposit Account the Interest would cause the Deposit Balance to exceed the Deposit Sum; and

                (c) nothing in this deed shall preclude the Landlord from making a return to the Inland Revenue of the name and address of and the amount of the Interest beneficially accruing to the Tenant; and

                (d) if and so long as the provisions of section 349(3)(a) of the
                    Income and Corporation Taxes Act 1988 or any statutory modification or re-enactment thereof applies to the liability to account for tax on any Interest accruing to the Deposit Account the Landlord shall deduct the relevant tax before accounting for the Interest in accordance with the provisions of this deed

8.    EXPENSES

      All reasonable expenses incurred by the Landlord in maintaining the Deposit Account including (without prejudice to the generality of the foregoing):-

      (1) any tax assessable on the Tenant but required to be paid by the Landlord as the person in receipt of the Interest; and

      (2) any tax required to be deducted by the Landlord before any account is made for Interest shall be paid (or indemnified as the case may be) by the Tenant to the Landlord on demand and if not so paid within fourteen days of such demand may be withdrawn by the Landlord from the Deposit Account any such withdrawal being first set against any accrued Interest and to the extent that the Interest is insufficient to meet the said expenses thereafter set against the Deposit Balance

9.    ASSIGNMENT

      (1) On any disposal of the reversion expectant upon the determination of the Term the Landlord may pay the Deposit Balance to the successor in title PROVIDED THAT on any dealing or intended dealing with the reversion expectant on the determination of the Term the Landlord shall first transfer by way of a novation its rights and obligations pursuant to this deed to its successor in title ("the New Landlord") by the execution and delivery by each of the Landlord the New landlord the Tenant and the Guarantor of a deed in the form set out in the Schedule hereto ("the Substitution Deed") such delivery to be conditional only upon the completion of the relevant dealing

      (2) The procedure set out in Clause 9(1) shall be implemented on each and every dealing by the Landlord with the reversion expectant on the determination of the Term

      (3) Any person to whom the Landlord pays the Deposit Balance pursuant to clause 9(1) shall have power to give a good receipt for payment thereof and such receipt shall be deemed to have been given by or on behalf of the Tenant

10.   SERVICE OF NOTICES

      (1) In addition to any other mode of service any notices to be served under this deed shall be validly served if served in accordance with section 196 Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or (in the case of any notice to be served on the Tenant) by sending it to the Tenant at the Premises

      (2) If the Tenant the Guarantor or any other guarantor comprises more than one person it shall be sufficient for all purposes if notice is served on one of them but a notice duly served on the Tenant will not need to be served on the Guarantor or any other guarantor

11.   JURISDICTION

      This deed shall be governed by and construed in all respects in accordance with the law of England and the Tenant and Guarantor submit to the exclusive jurisdiction of the English Courts and irrevocably agree that any process may be served on them by leaving a copy of the relevant document at the Premises and each party undertakes to notify the other in advance of any change from time to time of such address for service and to maintain an appropriate address at all times

12.   DECLARATIONS

      It is hereby agreed and declared that:

      (1) the provisions of this deed shall in no way fetter the exercise by the Landlord of any of its rights duties powers or discretions as landlord under the Lease

      (2) The liability of neither the Tenant nor the Guarantor pursuant to the Lease from time to time shall not be limited to the Deposit Balance

      (3) The Tenant and Guarantor by way of security for the proper performance of the Tenant's obligations contained in this deed hereby appoint the Landlord or delegates of the Landlord to act as their respective attorney in their name and on their behalf to take any action in the name of the Tenant or the Guarantor and to sign or execute seal and deliver every document the completion of which is or may be expedient to ensure the performance of the Tenant's or (as the case may be) the Guarantor's obligations hereunder and each further agrees to ratify anything that shall be reasonably and properly done by the Landlord conformably with the purport of this power and further declares this power to be Irrevocable

      (4) The provisions of this deed shall have no effect upon value for the purposes of any review of the rent first reserved by the Lease

13.   GUARANTOR'S COVENANTS

      The Guarantor covenants with the Landlord that payments required to be made by this deed (whether or not yet ascertained as to amount) will be duly paid and that all the Tenant's obligations contained in this deed will be performed and observed and that if there is any default in making such payments or in performing or observing the obligations (notwithstanding any forbearance or time or compromise afforded by the

      Landlord) the Guarantor will remedy the default and make good to the Landlord all losses costs damages and expenses occasioned by it

IN WITNESS whereof this deed has been executed by the parties hereto and is intended to be and is hereby delivered on the day and year first above written

                                  THE SCHEDULE
                         FORM OF THE SUBSTITUTION DEED


THIS DEED made the         day of           199

BETWEEN

the Landlord (1)

the New Landlord (2)

the Tenant (3)

the Guarantor (4)

SUPPLEMENTAL TO:-

(1)   the Lease

(2)   the Rent Deposit Deed


WITNESSETH as follows:-

1.    DEFINITIONS AND INTERPRETATION

      (1)       In this Substitution Deed the expression "Rent Deposit Deed"
                shall mean a deed dated [        ] 1996 and made between (1) the
                Landlord (2) the Tenant and (3) the Guarantor

      (2) "Guarantor" means City Mortgage Corporation Limited whose registered office is at 19 Cavendish Square London W1A 2AW (Co. Regn. No. 3043776)

      (3) "Landlord" means The Standard Life Assurance Company whose head office is at 3 George Street Edinburgh EH2 2XZ

      (4)       "New Landlord" means [                                  ] whose
                 registered office [address] is at [
                        ] (Co. Regn. No.               )

      (5) "Tenant" means City Mortgage Services Limited whose registered office is at 19 Cavendish Square London W1A 2AW (Co. Regn. No. 3043775)

      (6) Save where inconsistent with the express provisions of this Substitution Deed words and expressions used in the Rent Deposit Deed shall have the same meanings when used in this Substitution Deed

      (7) The provisions of Clause 11 of the Rent Deposit Deed shall apply to this Substitution Deed

2.    NOVATION

      (1) The New Landlord covenants with the Landlord and as a separate covenant with the Tenant that from the date of this Substitution Deed it will perform and observe all the covenants and obligations of the Landlord contained in the Rent Deposit Deed

      (2) From the date of this Substitution Deed the Tenant and the Guarantor shall accept the New Landlord as a party to the Rent Deposit Deed in substitution for the Landlord with respect to all those rights covenants and obligations which by the terms of this Substitution Deed will be assumed by the New Landlord from the date of this Substitution Deed

3.    RELEASE

      The Tenant and the Guarantor hereby release the Landlord from all covenants and obligations undertaken by the Landlord in the Rent Deposit Deed and all liability in respect thereof

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written

THE COMMON SEAL of THE NEW LANDLORD)
was hereunto affixed in the        )
presence of:-                      )


                            Director

                           Secretary


THE COMMON SEAL of THE TENANT      )
was hereunto affixed in the        )
presence of:-                      )


                            Director

                           Secretary

THE COMMON SEAL of THE GUARANTOR)
was hereunto affixed in the     )
presence of:-                   )


                         Director


                        Secretary



THE COMMON SEAL of THE LANDLORD )
was hereunto affixed in the     )
presence of:-                   )



                         Director


                        Secretary

                        ********************************



SIGNED and DELIVERED as a Deed     )
by                                 )
as the Attorney of THE STANDARD    )
LIFE ASSURANCE COMPANY (in exercise)
of a Power of Attorney under its   )
Seal dated 22nd May 1995) in the   )
presence of:-                      )

            SPECIFICATION OF WORKS, GROUND, FIRST AND SECOND FLOORS
                                 MALVERN HOUSE
                             CROXLEY BUSINESS PARK
                                    WATFORD

                                CATEGORY A WORKS

       OFFICE AREAS

       Wall Finishes

1 Blockwork to perimeter walls and internal columns to be plastered or dry lined and also to include post formed laminated window boards.

2      Core walls to offices to be plastered or dry lined.

3 Finishes to perimeter walls and core walls to be 1 mist coat, 2 full coats vinyl silk.

4 M D F skirtings to perimeter walls and core walls finished with 1 primer coat, 2 undercoat and 1 gloss coat to finish.

       Floor Finishes

5 "Propafloor Spacedeck Medium TR" or equal approved raised floor with 600mm x 600mm panels and service outlet boxes on pedestals at 600mm c/c 250mm gross depth. Raised floor to be erected in strict accordance with the manufacturers instructions. Raised floor to be in accordance with PSA MOB PF2 PS/SPU in all respects. Carpet tiles to be 600mm x 600mm
       Miliken Colours Affinity carpet tiles or equal approved.
       Carpet tiles to be fixed strictly in accordance with manufacturers recommendation. Allow for cutting 600 No. holes to raised floor for floor boxes including fitting carpets.

       Ceiling

6 Provide Unistrut secondary grid to high pitched roof areas to provide support framework for ceiling ductwork and suspended ductwork.

7 Suspended ceiling to be Armstrong Ultima (Tegular) mineral fibre board or equal approved. White (with light texture) 600mm x 600mm. Exposed grid system by Armstrong vivid white on galvanised suspension wires. Edge trim vivid white 32mm x 40mm Armstrong or equal approved.

       Tea Station

8 Landlord to provide 1 No. tea station per wing per floor (8 in total) comprising a local electric water heater, a ???????? Flex PA37 sink, taps and drainers by Leisure and local extract duct. Location of the tea station to be finalised with the occupier to have regard for the existing drainage runs and partitions. Fittings to include 2 No. 13 Amp RCD switch socket outlets. 1 drainage connection to suit equipment. Hot and cold mains water. (Hot water from the local electric heater) cold water from mains system. Ceramic tile splash back to wall above work top, 3 three courses high, white grout applied to tile joints and a polysulphide mastic seal between tile and worktop abutments. Provide 3 No. 600 x 300 x 900 wall cupboards and 1 No. 600 x 300 x 600 cupboard per tea station.

       GENERAL ITEMS

9 Fire barriers to be provided to underside of raised floor and voids above suspended ceilings in accordance with Building Regulations to suit open plan office layout, fire barriers to be Rockwool quilt or similar approved by Landlord to floor void and Rockwool foil faced cavity carrier or equal approved, above suspended ceiling taken at 20 metre centres.

10 Provisional sum of pound sterling 1000 allowed for sundry items such as touching up paintwork to exposed pipework.

11 Prepare, prime and apply 1 No. primer 2 undercoats and 1 No. gloss coat of oil based paint to existing painted door sets.

       SERVICES

12 Services category A works to be as below. It is assumed that buildersworks items relating to the services elements are included within the services Specifications.

12.1                MECHANICAL SERVICES

       12.1.1       L.P.H.W. HEATING INSTALLATION:

                    A natural gas supply shall be extended from the ground floor plantroom to the roof top boiler room to serve 4 No. modular gas fired boilers.

                    The boiler plant shall service VAV zone reheaters around the perimeter of the building arranged to offset the fabric loss within the offices. The boiler plant shall also service the Air Handling Unit heating coils, reheat coils, entrance area underfloor heating and D.H.W.S. heating requirements.

       12.1.2       AIR CONDITIONING INSTALLATION:

                    A packaged air cooled water chiller shall provide chilled water to serve the cooling coils within each of the air handling stations installed in the local plantrooms. Each floor of each wing of office accommodation shall thereby be provided with its own independent air handling unit.

                    The air handling units shall serve a ductwork distribution system to the variable air volume terminals throughout the office areas. The VAV terminals located around the perimeter of the office areas shall be fitted with terminal reheaters and all VAV terminals shall be fitted with direct digital control units connected to the B.M.S. System. The return air shall be extracted through the luminaires, into the office ceiling void and back to the air handling unit.

                    Fresh Air and exhaust requirements shall be via a vertical louvre serving each plantroom.

                    Each air handling unit shall incorporate a heating coil for the morning warm up cycle.

       12.1.3       AUTOMATIC CONTROLS INSTALLATION:

                    A fully automated control system shall serve the Mechanical services installation. The control panels serving the mechanical services shall be located in each of the ground floor wing plantrooms and in the rooftop plantroom. A building management system shall be provided in order to control and monitor the installation efficiently. A remote alarm facility shall be provided at the main reception desk. Provision shall also be allowed for the capability of monitoring the service via the central control BMS computer located in the Business Park Management Office should this facility be required in the future.

       12.1.4       GENERAL DESIGN PARAMETERS:

                    The L.P.H.W. hearing system will be designed to maintain a temperature of 21 degrees C in the toilets and lobbies when the external temperature is -4 degrees C assuming a minimum number of air changes to the general areas and 6 air changes per hour to the toilets.

                    The Central Reception area will be designed to maintain a temperature of 21 degrees C when the external temperature is -4 degrees C.

                    The office areas to the Ground, First and Second floors will be provided with comfort cooling by way of variable air volume system and integrated with a I.P.H.W. perimeter heating system designed on the following basis:

       12.1.5       OUTSIDE SUMMER DESIGN TEMPERATURE:

                    19 degrees C wet bulb: 27 degrees C dry bulb

       12.1.6       OUTSIDE WINTER DESIGN TEMPERATURE:

                    -4 degrees C 100% relative humidity

       12.1.7       SUMMER MAXIMUM INTERNAL TEMPERATURE:

                    22 degrees C + /-2 degrees C

       12.1.8       WINTER MINIMUM INTERNAL TEMPERATURE:

                    21 degrees C + /-2 degrees C

       12.1.9       PEOPLE DENSITY IN COOLING CALCULATIONS:

                    One person per 10m(2) (Office Areas)

       12.1.10      FRESH AIR QUANTITY PER PERSON HAS BEEN ALLOWED:

                    1.3 litres per second per m(2) (Office Areas)

       12.1.11      SMALL POWER CAPACITY ALLOWED IN COOLING CALCULATIONS:

                    20 watts per m(2) (Office Areas)

                    The whole of the lighting load will be allowed in cooling calculations within office areas.

                    The solar glass has been utilised in cooling calculations, without the provision for blinds.

       12.1.12      MAXIMUM SIZE OF PERIMETER CONTROL ZONE BEING UTILISED:

                    6.0 metres wide x 6.0 metres deep

       12.1.13      MAXIMUM SIZE OF INTERNAL CONTROL ZONE BEING UTILISED:

                    Up to a maximum of 67m(2)

       12.1.14      GENERAL

                    The installation has been designed in accordance with the relevant by-laws, the requirements of the relevant Statutory Authorities, Building Regulations, Colne Valley Water Authority by-laws, British Standards and codes of practice of the Chartered Institute of Building Services guides.

12.2   ELECTRICAL SERVICES:

       12.2.1       MAIN SWITCHBOARD AND CABLING:

                    The Eastern Electricity Board shall provide a high voltage supply to the landlords transformer located outside the main building. A low voltage supply will be taken from this point via underground ducts to the switchroom.

                    The main switchboard will be located in this switchroom and contained the main switch for the building, landlord supplies together with 8 No. tenant supplies and meters.

                    All sub-main cabling shall be carried out using multicore XLPE/SWE/PVC cables, clipped to cable tray or building structure.

                    Distribution boards shall be provided in each suite for tenants lighting and power systems.

       12.2.2       GENERAL POWER INSTALLATION:

                    General purpose power outlets shall be provided for both the landlord and tenant areas. The landlords installation shall comprise of 15A switched socket outlets in the entrance areas, plantrooms and stairwells.

                    Each office floor shall have 13 Amp switched socket outlets installed in flush floor 3 compartment service boxes supplied from local, distribution boards. These outlet boxes have a density of 1 per 10m(2) and have the facility to receive data and telecommunications outlets and are served from an underfloor distribution system which allows boxes to be relocated as required. The underfloor distribution system shall comprise of either 75 x 75mm galvanised cable trunking with twin socket outlets at 3m intervals or a proprietory underfloor busbar system with a 4 bar configuration.

       12.2.3       PRIMARY LIGHTING INSTALLATION:

                    The primary lighting installation shall comprise of both functional and decorative luminaires.

                    The entrance area shall be illuminated by low voltage tungsten halogen luminaires recessed in the ceiling and controlled via a scene setting dimmer located in the switchroom.

                    Suite lighting will be provided by Modular recessed 600 x 600mm fluorescent luminaires complete with High Frequency control gear and LG3 Category 2 low luminance louvres. The illumination level shall be 500 lux (average) at 0.9m above floor level.

       12.2.4       EMERGENCY LIGHTING

                    The emergency lighting installation shall comprise of a combination of self-contained luminaires augmented by "primary" luminaires fitted with inverter packs to conform with the Fire Officer's recommendations.

       12.2.5       CONTAINMENT SYSTEMS FOR COMMUNICATIONS SYSTEMS:

                    Cable tray will be provided in the core and tenant areas to contain the tenants data and telecommunications cabling between suites or between suites and the telecommunications room.

                    The 2 No. 225mm cable trays in the suites have been arranged to provide wiring to floor boxes on the density of 1 per 10m(2).

       12.2.6       FIRE ALARMS:

                    A zoned fire alarm system will be provided to serve the entire building. The main panel will be situated within the main control desk at reception.

                    A zone connection box will be provided at each tenant area to facilitate extensions of the system, using approved equipment by the tenant to suit individual requirements to conform with the Fire Officers recommendations.

                    The system shall comprise of manual alarm controls with automatic smoke and heat detectors.


12.3   GENERAL

       The M & E Services installation systems shall be modular in design to allow the building to be multi-let up to a number of 8 suites plus the Landlords areas.

                                                                      CONTRACTOR

THIS DEED is made the                      day of                         199

BETWEEN:-


1. MORGAN LOVELL WEST LIMITED of Ascot House Doncastle Road Bracknell Berkshire RG12 8PE (the "Contractor")

2. STANDARD LIFE ASSURANCE COMPANY incorporated by Act of Parliament and having its head office at 3 George Street, Edinburgh, EH2 2XZ (the "Landlord" which expression shall include its successors in title and assigns and those deriving title under it or them)


WHEREAS:-


(A) CITY MORTGAGE SERVICING LIMITED whose registered office is at 19 Cavendish Square London W1A 2AW ("the Client" which expression shall include its successors in title and assigns and those deriving title under it or them) is carrying out certain works (more particularly described in the Building Contract) (the "Project") at Malvern House Croxley Business Park (the "Premises").


(B) The Landlord has entered into an agreement for lease whereby the Landlord has inter alia agreed to grant and the Client has agreed to take a lease of the Premises subject to satisfactory completion of the Project.

(C)      The Client is the employer under a building contract dated [          ]
         (the "Building Contract") entered into with the Contractor for the carrying out and completion of the Project (which expression shall include any additional works carried out by the Contractor under the Building Contract in connection with any modifications or variations made thereunder).


NOW THIS DEED WITNESSETH AS FOLLOWS:-


1.       OBLIGATIONS

1.       The Contractor warrants and undertake to the Landlord that -

1.1 the Contractor has duly carried out and completed and/or will duly carry out and complete the Project in accordance with the Building Contract and that it has complied and/or will comply in all respects with all its obligations under the Building Contract;

1.2 to the extent that the Contractor has selected and/or will select materials and/or goods for the Project they are or will be of good quality;

1.3 insofar as the Contractor is required by the terms of the Building Contract to provide information to the Client and/or any consultant of the Client such information shall be supplied properly and in a timely manner;

1.4 insofar as the Contractor is required pursuant to the Building Contract to adopt or to undertake or to accept responsibility for works of design in connection with the Project the Contractor has and will continue to exercise all the reasonable skill and care to be expected of a properly qualified and competent contractor experienced in adopting undertaking or accepting responsibility for such works of design in projects of a similar sire type scope and complexity to the Project;

1.5 the Project satisfies or will when completed satisfy the specification or requirement included in or referred to in the Building Contract;

1.6 none of the following have been or shalt be specified by the Contractor for use in the Project and that the Contractor has not and shall not authorise cause to be used use or suffer the use in or about the Project of any of the following:

1.6.1         high alumina cement in structural elements;

1.6.2 wood wool slabs in permanent formwork to concrete or in structural elements;

1.6.3         calcium chloride in admixtures for use in reinforced concrete;

1.6.4         calcium silicate bricks or tiles;

1.6.5         asbestos or asbestos-containing products;

1.6.6 aggregates for use in reinforced concrete which do not comply with British Standard Specification 882:1983 and aggregates for use in concrete which do not comply with the provisions of British Standard Specification 8110; 1985;

1.6.7 lead or any materials containing lead which may be ingested inhaled or absorbed except where copper alloy fittings containing lead are specifically required in drinking water pipework by any relevant statutory requirement;

1.6.8 urea formaldehyde foam or materials which may release formaldehyde in quantities which may be hazardous with reference to the limits set at the date hereof by the Health and Safety Executive;

1.6.9         slipbricks;

1.6.10        vermiculite plaster;

1.6.11        polyisocyanurate foam;

1.6.12        extruded polystyrene other than low ozone depletion materials;

1.6.13 materials which are generally composed of mineral fibres either man-made or naturally occurring which have a diameter of 3 microns or less and a length of 200 microns or less or which contain any fibres not sealed or otherwise stabilised to ensure that fibre migration is prevented;

1.6.14 other substances recognised by the Building Research Establishment known to be deleterious at the time of their specification; and

1.6.15 other substances not in accordance with British Standards or Codes of Practice where such exist or such other equivalent standards or requirements at the time of specification.


2.       DOCUMENTS

2.1 The Contractor hereby grants to the Landlord an irrevocable royalty-free licence to copy and use all technical information drawings models specifications schedules detail plans programs calculations working papers or other documents work or things whatsoever provided or to be provided by the Contractor in connection with the Project (the "Documents") for all purposes related to the Project including but without limitation the construction completion reconstruction alteration extension maintenance letting promotion advertisement reinstatement use and repair of the Project or of the Landlord's interest in it provided that for the avoidance of doubt the copyright in the Documents shall remain in the Contractor. The Landlord shall be entitled to grant sub-licences and the Landlord's licence and such sub-licences shall be transferable to others PROVIDED ALWAYS that the Contractor shall have no liability in event the Documents are used for a purpose other than that for which they were originally prepared.

2.2 The Contractor hereby irrevocably waives any rights it may have pursuant to Chapter IV (Moral Rights) of Part I of the Copyright Designs and Patents Act 1988 in relation to the Project or any part thereof or to any Documents and shall obtain a written waiver from its employees from time to time of any rights they have in respect of the same provided that the Contractor shall with the Landlord's consent such consent not to be unreasonably withheld or delayed be entitled to use the Documents in connection with the publication of its work and the marketing of its services.


2.3 The Contractor shall provide the Landlord at its request and upon reimbursement of the reasonable costs of producing the same such copies of all or any of the Documents as are required by the Landlord.


3.       INSURANCE

3.1 The Contractor shall without prejudice to its obligations under this Deed and/or at law and/or otherwise take out and use its best endeavours to maintain: -

3.1.1 such insurance as the Contractor is required to maintain pursuant to the terms of the Building Contract

3.1.2 for a period of twelve years from the date of the Certificate of Practical Completion issued under the Building Contract for the whole of the Project or equivalent event for the purposes of the Building Contract such professional indemnity insurance as is required by Building Contract to cover the Contractor's obligations and liabilities relating to design under or in connection with this Deed with a limIt of indemnity of not less than 5,000,000 Pound Sterling for each and every claim and in aggregate plus one automatic reinstatement subject to an excess of 50,000 Pound Sterling each and every claim provided that the said insurance remains available in the UK market place at commercially reasonable rates. The Contractor shall immediately inform the Landlord if such insurance is not or ceases to be available at commercially reasonable rates in order that the Contractor and the Landlord can discuss the means of best protecting themselves in the absence of such insurance.

3.2 The Contractor shall as and when it is reasonably required to do so by the Landlord make available for inspection by the Landlord documentary evidence that such insurance is being properly maintained and the Contractor shall forthwith inform the Landlord if such insurance ceases to be available.

4.       ASSIGNMENT

4.1 The Landlord shall be entitled to assign or transfer all or any of the rights arising under this teed on two separate occasions only to any person company or other entity acquiring the whole of the Landlord's interest in the Premises provided that notice in writing of such assignment shall be given to the Contractor.

4.2 The Contractor shall not be entitled to assign transfer charge or otherwise dispose of the rights or liabilities arising under this Deed to any other party.

5.       NON-WAIVER

         The obligations of the Contractor hereunder shall not be released or diminished by the appointment of any person by the Landlord to carry out any independent enquiry into any matter in relation to the Project or the failure by the Tenant to make such appointment.

6.       LAW

         Any and all disputes and claims between the Tenant and the Contractor as to the construction interpretation validity and application of this Deed and any and all matters or things of whatsoever nature arising out of or in connection therewith shall be governed by English law and the jurisdiction of the English Courts and shall be and are hereby referred to the English Courts.


7.       LIMITATION

         Notwithstanding the date hereof the Contractor shall have no liability hereunder after the expiry of twelve years from the date of the last Certificate of Practical Completion issued for the whole of the Project under the Building Contract.


8.       ENTIRE AGREEMENT

         This Deed represents the entire agreement between the Contractor and the Tenant with respect to those matters to which the Deed refers.


IN WITNESS WHEREOF the parties have executed these presents as a Deed the day and year first before written.

                                                                  SUB-CONTRACTOR

THIS DEED is made the                      day of                       199


BETWEEN:

1.       [                                           ] (Registered Number [
                   ]) whose registered office is situated at [
                                   ] (or) [of

                                                  ] (the "Sub-Contractor" which
         expression shall include a Sub-Consultant)

2. STANDARD LIFE ASSURANCE COMPANY incorporated by Act of Parliament and having its head office at 3 George Street Edinburgh EH2 2XZ (the "Landlord" which expression shall include its successors in title and assigns and those deriving title under it or them);

3. CITY MORTGAGE SERVICING LIMITED whose registered office is at 19 Cavendish Square London W1A 2AW (the "Client" which expression shall include its successors in title and assigns and those deriving title under it or them);

4. MORGAN LOVELL WEST LIMITED Ascot House Doncastle Road Bracknell Berkshire RG12 8PE (the "Contractor")

WHEREAS:-

(A) The Landlord has an interest in Malvern House Croxley Business Park Watford ("the Premises").

(B) The Landlord has entered into an agreement for lease with the Client under which (inter alia) the Client has agreed to take a lease of the Premises subject to completion of certain Works (the "Project").

(C)      The Client is the employer under a building contract dated [
         ] (the "Building Contract") entered into with the Contractor for the carrying out and completion of the Project (which expression shall include any additional works carried out by the Contractor under the Building Contract in connection with any modifications or variations made thereunder).


(D)      The Contractor has entered into a contract dated [                    ]
         (the "Sub-Contract") with The Sub-Contractor for the carrying out and completion of works as defined in the Sub-Contract (the "Sub-Contract Works") in relation to the Project.

(E) The Contractor has undertaken to procure that the Sub-Contractor enters into this Deed and the Sub-Contractor has agreed to provide this Deed.

NOW THIS DEED WITNESSETH as follows: -

1.       OBLIGATIONS

1. The Sub-Contractor warrants to the Landlord and separately to the Client that:-

1.1 the Sub-Contractor has duly carried out and completed and/or will duly carry out and complete the Sub-Contract Works in accordance with the Sub-Contract and that it has complied and/or will comply in all respects with all its obligations under the Sub-Contract;

1.2 to the extent that the Sub-Contractor has selected and/or will select materials and/or goods for the Sub-Contract Works they are or will be of good quality;

1.3 insofar as the Sub-Contractor is required by the terms of the Sub-Contract to provide information to the Contractor and/or any consultant of the Contractor such information shall be supplied properly and in a timely manner;

1.4 insofar as the Sub-Contractor is required pursuant to the Sub-Contract to adopt or to undertake or to accept responsibility for works of design in connection with the Sub-Contract Works the Sub-Contractor has and will continue to exercise all the reasonable skill and care to be expected of a properly qualified and Competent subcontractor experienced in adopting undertaking or accepting responsibility for such works of design in sub-contract works of a similar size type scope and complexity to the Sub-Contract Works;

1.5 the Sub-Contract Works satisfy or will when completed satisfy the performance or other specification or requirement included in or referred to in the Sub-Contract;

1.6 none of the following have been or shall be specified by the Sub-Contractor for use in the Sub-Contract Works and that the Sub-Contractor has not and shall not authorise cause to be used use or suffer the use in or about the Sub-Contract Works of any of the following:-

1.6.1         high alumina cement in structural elements;

1.6.2 wood wool slabs in permanent formwork to concrete or in structural elements;

1.6.3         calcium chloride in admixtures for use in reinforced concrete;

1.6.4         calcium silicate bricks or tiles;

1.6.5         asbestos or asbestos-containing products;

1.6.6 aggregates for use in reinforced concrete which do not comply with British Standard Specification 882: 1983 and aggregates for use in concrete which do not comply with the provisions of British Standard Specification 8110: 1985;

1.6.7 lead or any materials containing lead which may be ingested inhaled or absorbed except where copper alloy fittings containing lead are specifically required in drinking water pipework by any relevant statutory requirement;

1.6.8 urea formaldehyde foam or materials which may release formaldehyde in quantities which may be hazardous with reference to the limits set at the date hereof by the Health and Safety Executive;

1.6.9         slipbricks;

1.6.10        vermiculite plaster;

1.6.11        polyisocyanurate foam;

1.6.12        extruded polystyrene other than low ozone depletion materials;

1.6.13 materials which are generally composed of mineral fibres either man-made or naturally occurring which have a diameter of 3 microns or less and a length of 200 microns or less or which contain any fibres not sealed or otherwise stabilised to ensure that fibre migration is prevented;

1.6.14 other substances generally known to be deleterious at the time of their specification; and

1.6.15 other substances not in accordance with British Standards or Codes of Practice where such exist or such other equivalent standards or requirements.

2        DOCUMENTS

2.1 The Sub-Contractor hereby grants to the Landlord and separately to the Client an irrevocable royalty-free licence to copy and use all technical information drawings models specifications schedules details plans programmes calculations working papers or other documents work or things whatsoever provided or to be provided by the Sub-Contractor in connection with the Sub-Contract Works (the "Documents") and to reproduce the works designs and inventions contained in the Documents for all purposes related to the Sub-Contract Works including but without limitation the construction completion reconstruction alteration extension maintenance letting promotion advertisement reinstatement use and repair of the Sub-Contract Works or of the Client's or the Landlord's respective interest in it provided that for the avoidance of doubt the copyright in the Documents shall remain in the Sub-Contractor. The Client and/or the Landlord shall be entitled to grant sub-licences and the Client's and the Landlord's licence and such sub-licences shall be transferable to others PROVIDED ALWAYS that the Sub-Contractor shall have no liability in the event the Documents are used for a purpose other than that for which they were prepared.

2.2 The Sub-Contractor hereby irrevocably waives any rights it may have pursuant to Chapter IV (Moral Rights) of Part 1 of the Copyright Designs and Patents Act 1988 in relation to the Sub-Contract Works or any part thereof or to any Documents and shall obtain a written waiver from its employees from time to time of any rights they have in respect of the same, provided that the Sub-Contractor shall with the Client's and the Landlord's consent such consents not to be unreasonably withheld or delayed be entitled to use the Documents in connection with the publication of its work and the marketing of its services.

2.3 The Sub-Contractor shall provide the Client and separately the Landlord at its or their request and upon reimbursement of the reasonable costs of producing the same such copies of all or any of the Documents as are required by the Client and the Landlord respectively.

3.       INSURANCE

3.1 The Sub-Contractor shall without prejudice to its obligations under this Deed and/or at law and/or otherwise take out and use its best endeavours to maintain:-

3.1.1 such insurance as the Sub-Contractor is required to maintain pursuant to the terms of the Sub-Contract;

3.1.2 for a period or twelve years from the date of Certificate of Practical Completion issued under the Building Contract for the whole of the Project or equivalent event for the purposes of the Building Contract such professional indemnity insurance as is required by the Sub-Contract to cover the Sub-

              Contractor's obligations and liabilities relating to design under or in connection with this Deed with a limit of indemnity of not less than 1,000,000 Pounds Sterling each and every claim except with pollution and contamination where 1,000,000 Pounds Sterling in aggregate

3.2 The Sub-Contractor shall as and when it is reasonably required to do so by the Client and/or the Landlord make available for inspection by the Client and/or the Landlord as appropriate documentary evidence that such insurance is being properly maintained and the Sub-Contractor shall inform the Client and the Landlord if such insurance ceases to be available.

4.       WARRANTIES

4.1 If and whenever so required in writing by the Client and/or the Landlord the Sub-Contractor shall forthwith execute a deed or deeds in the form set out at Appendix 1 hereto in favour of any person or persons acquiring all or part of the Client's or the Landlord's respective interests in the Premises or any part or parts thereof.

4.2 In the event of the appointment of the Contractor under the Building Contract at any time being determined by the Client for whatsoever reason and howsoever arising and a replacement contractor (the "Replacement Contractor") being appointed by the Client for the carrying out and completion of the Project as and when requested by the Client:-

4.2.1 the Sub-Contractor shall forthwith execute a deed in the form of this Deed mutatis mutandis with the Client and the Replacement Contractor in substitution for the Contractor; and

4.2.2 the Contractor and the Sub-Contractor shall forthwith execute with the Replacement Contractor a novation agreement by which agreement the Replacement Contractor shall replace the Contractor as though the Replacement Contractor was and always has been the employer of the Sub-Contractor under the Sub-Contract.

5.       ASSIGNMENT

5.1 The Client and the Landlord shall be fully entitled to assign or transfer all or any of their respective rights arising under this Deed on two separate occasions only to any person company or other entity acquiring the Client's and the Landlord's respective interests in the Project provided that notice in writing of such assignment shall be given to the Contractor.

5.2 The Sub-Contractor shall not be entitled to assign or transfer all or any of its rights arising under this Deed to any other party.

6.       NON-WAIVER

         The obligations of the Sub-Contractor hereunder shall not be released or diminished by the appointment of any person by the Client and/or the Landlord to carry out any independent enquiry into any matter in relation to the Sub-Contract Works or the failure by the Client and/or the Landlord to make such appointment.

7.       LAW

         Any and all disputes and claims between the Client the Landlord and the Sub-Contractor as to the construction interpretation validity and application of this Deed and any and all matters or things of whatsoever nature arising out of or in connection therewith shall be governed by English law and the jurisdiction of the English Courts and shall be and are hereby referred to the English Courts.

8.       LIMITATION

         Notwithstanding the date hereof the Sub-Contractor shall have no liability hereunder after the expiry of twelve years from the date of Practical Completion Certificate issued for the whole of the Project under the Building Contract.

IN WITNESS WHEREOF the parties have executed these presents as a Deed the day and year first before written.

                                                                 PROJECT MANAGER

THIS DEED is made the                   day of                         19

BETWEEN:-

1. STANDARD LIFE ASSURANCE COMPANY incorporated by Act of Parliament and having its head office at 3 George Street, Edinburgh, EH2 2XZ (the "Landlord" which expression shall include its successors in title and its permitted assigns and those deriving title under it or them) and

2. ALTONWOOD PROJECT SERVICES LIMITED of 2 Hobbs House Harrovian Business Village Bessborough Road Harrow HA1 3EX (the "Consultant").

WHEREAS

(a) The Landlord has an interest in Malvern House Croxley Business Park Watford ("the Premises").

(b) The Landlord has entered into an agreement for lease with City Mortgage Servicing Limited whose registered office is at 19 Cavendish Square, London, W1A 2AW (the "Client") under which (inter alia) the Client has agreed to take a lease of the Premises subject to completion of certain works (the "Project").

(c)      The Client has entered into:-

         (i)        a contract dated            with the Consultant for the
                    provision of services (the "Services") including without limitation the certification of costs in relation to the Project; and

         (ii)       an appointment dated            with the Consultant
                    whereunder the Consultant has agreed to act as the Employer's Agent as defined under a Building Contract dated
                    [                ] made between the Client (1) and Morgan
                    Lovell Limited (2)

      (together "the Appointments") copies of each document being annexed hereto

NOW THIS DEED WITNESSETH as follows:-

1.       THE SERVICES

1.1 The Consultant warrants to the Landlord that the Consultant has complied with and/or shall comply with all the Consultant's obligations under the Appointments in accordance therewith and that the Consultant has exercised and will continue to exercise in the performance of the Services all the reasonable skill care and diligence to be expected of a properly qualified Project Manager and Employer's Agent experienced in carrying out services for projects of a similar size scope and complexity to the Project.

1.2 The Consultant contracts with the Landlord that it will be liable to pay to the Tenant its "Net Contribution" (as defined in this clause) caused by failure to exercise the reasonable skill and care referred to in clause 1.1 in the performance of its duties and responsibilities under the Appointments.

1.2.1 The "Net Contribution" shall be such sum as shall be agreed between the Consultant and the Landlord or adjudged by a Court to be the proportion of the proper cost to the Landlord of remedying physical defects to the Project directly caused by the Consultant's failure to exercise reasonable skill and care in the performance of its duties and responsibilities under the Appointments. The Consultant's liability under this Deed shall be limited to that proportion of the Landlord's losses and damage costs and expenses which it would be just and equitable to require the Consultant to pay having regard to the extent of the Consultant's responsibility for the same and on the basis that the Mechanical and Electrical Sub-Consultant appointed in connection with the Project and the Contractor appointed in respect of the design and/or construction of the Project shall be deemed to have provided contractual undertakings to the Landlord in respect of their services in connection with the Project in terms similar to those of this Deed and shall be deemed to have paid to the Landlord such proportion which it would be just and equitable for them to pay having regard to the extent of their respective responsibilities.

1.2.2 The Consultant shall owe no greater duties or obligations in time or in nature and shall have no greater liabilities hereunder to the Landlord than those it owes under the Appointments.

1.2.3 Any agreement or arrangement made pursuant to the Appointments in respect of the Consultant's duties shall likewise bind the Landlord.

2. The Consultant further warrants that none of the following have been or shall be specified by the [Contractor] [Sub-Contractor] for use in the Project.

2.1           high alumina cement in structural elements;

2.2 wood wool slabs in permanent framework to concrete or in structural elements;

2.3           calcium chloride in admixtures for use in reinforced concrete;

2.4 aggregate for use in reinforced concrete which do not comply with British Standard Specification 882: 1983 and aggregates for use in concrete which do not comply with the provisions of British Standard Specification 8110: 1985;

2.5           calcium silicate bricks or tiles;

2.6           asbestos or asbestos-containing products;

2.7 lead or any materials containing lead which may be ingested inhaled or absorbed except where copper alloy fittings containing lead are specifically required in drinking water pipework by any relevant statutory requirement;

2.8 urea formaldehyde foam or materials which may release formaldehyde in quantities which may be hazardous with reference to the limits set at the time of specification by the Health & Safety Executive;

2.9           slipbricks;

2.10          vermiculite plaster;

2.11          polyisocyanurate foam;

2.12          extruded polystyrene other than low ozone depletion materials;

2.13 materials which are generally composed of mineral fibres either man-made or naturally occurring which have a diameter of 3 microns or less and a length of 200 microns or less or which contain any such fibres not sealed or otherwise stabilised to ensure that fibre migration is prevented;

2.14 other substances which not later than one month prior to their incorporation into the Project have been published in the Building Research Establishment Digest as deleterious to Health & Safety or deleterious to the durability of the property in the particular circumstances in which they are used.

2.15 other substances not in accordance with British Standards or Codes of Practice or such other equivalent standards as are notified to the Client at the time of specification and agreed by the Client in writing.

2.16 The Consultant shall also notify the Landlord of any material which it has come to his attention has been designated as deleterious at any time during the project.

3.       PROVISION OF DOCUMENTS

         The Consultant shall provide to the Landlord on demand and on payment of the Consultant's reasonable costs of producing the same copies of any technical information drawings models bills of quantities specifications schedules details plans and other similar documents (the "Documents") provided by the Consultant in connection with the Project. The Consultant hereby grants to the Landlord an irrevocable royalty-free licence to copy and use the Documents and to reproduce the works designs and inventions contained In the documents for all purposes related to the Project including but without limitation the construction completion reconstruction alteration maintenance letting promotion advertisement reinstatement use and repair of the Project or the Landlord's interest in it and the Landlord shall be entitled to grant sub-licences and the Landlord's licence and such sub-licences shall be transferable to others provided that the Consultant shall not be liable for the consequences of any use of the Documents by the Landlord or any other party for any purpose other than that for which they ware prepared and provided by the Consultant.

4.       INSURANCE

         The Consultant shall without prejudice to its obligations and warranties under this Deed and/or at law or otherwise take out and maintain appropriate insurance with a well established insurance company or underwriter of repute to cover the Consultant's liabilities under or in connection with this Deed until the expiry of twelve years from the issue of the final certificate or equivalent document under the Building Contract to be issued in respect of the Project with a limit of indemnity of not less than [ONE MILLION POUNDS (Pounds Sterling 1,000,000] for each and every claim provided that such insurance continues to be available in the insurance market at reasonable commercial premium rates. The Consultant shall as and when it is reasonably required to do so by the Landlord on renewal for the renewal period make available for inspection by the Landlord documentary evidence that such insurance is being property maintained. The Consultant shall immediately inform the Landlord if such insurance ceases to be maintained and/or available in the insurance market at reasonable commercial premium rates.

5.       ASSIGNMENTS

         The Landlord shall be fully entitled to assign by way of absolute legal assignment only all of its rights under this Deed at any time during the currency of this Deed to any person taking all of the Landlord's interest in the Project without the consent of the Consultant. No other assignment is permitted.

6.       INDEPENDENT INSPECTION

         The liability of the Consultant under this Deed shall not be modified released diminished or in any way affected by any independent inspection investigation or enquiry into any relevant matter which may be made or carried out by or for the Landlord nor by any failure or omission to carry out any such inspection investigation or enquiry nor by the appointment by the Landlord or failure so to appoint any independent firm company or party whatsoever to review the progress of or otherwise report to the Landlord in respect of the Project not by any action or omission of any such firm company or party whether or not such action or omission might give rise to any independent liability of such firm company or party to the Landlord. Provided always that nothing in this clause shall modify or affect any rights which the Consultant might have but for the existence of this clause to claim contribution from any third party whether under statute or at common law.

7.       LIMITATION

         Notwithstanding the date hereof the Consultant shall have no liability hereunder after the expiry of twelve years from the date of Practical Completion of the Project as certified under the Building Contract.

8.       LAW

         Any and all disputes and claims between the Landlord and the Consultant as to the construction interpretation validity and application of this Deed and any and all matters or things of whatsoever nature arising out of or in connection therewith shall be governed by English Law and the jurisdiction of the English Courts and shall be and are hereby referred to the English Courts.


IN WiTNESS WHEREOF the Consultant has executed these presents as a Deed the day and year first before written.



THE COMMON SEAL of [


         ]       was
affixed to this Deed in the presence
of:

                                    Director


                                    Secretary





Executed as a Deed

                                                                      CONTRACTOR

THIS DEED is made the                day of                              199

BETWEEN: -

1.       MORGAN LOVELL WEST LIMITED (Registered Number [              ])  whose
         registered office is situated at [
                      ] (or) [of
                            ] (the "Contractor")

2. STANDARD LIFE ASSURANCE COMPANY incorporated by Act of Parliament and having its head office at 3 George Street, Edinburgh, EH2 2XZ (the "Landlord" which expression shall include its successors in title and assigns and those deriving title under it or them)

WHEREAS:-

(A) CITY MORTGAGE SERVICING LIMITED whose registered office is at 19 Cavendish Square London W1A 2AW ("the Client" which expression shall include its successors in title and assigns and those deriving title under it or them) is carrying out certain works (more particularly described in the Building Contract) (the "Project") at Malvern House Croxley Business Park (the "Premises").

(B) The Landlord has entered into an agreement for lease whereby the Landlord has inter alia agreed to grant and the Client has agreed to take a lease of the Premises subject to satisfactory completion of the Project.

(C)      The Client is the employer under a building contract dated [          ]
         (the "Building Contract") entered into with the Contractor for the carrying out and completion of the Project (which expression shall include any additional works carried out by the Contractor under the Building Contract in connection with any modifications or variations made thereunder).


NOW THIS DEED WITNESSETH as follows:-

1.       OBLIGATIONS

1.       The Contractor warrants and undertake to the Landlord that: -

1.1 the Contractor has duly carried out and completed and/or will duly carry out and complete the Project in accordance with the Building Contract and that it has complied and/or will comply in all respects with all its express and implied obligations under the Building Contract;

1.2 to the extent that the Contractor has selected and/or will select materials and/or goods for the Project they are or will be of good quality and reasonably fit for their intended purpose;

1.3 insofar as the Contractor is required by the terms of the Building Contract to provide information to the Client and/or any consultant of the Client such information shall be supplied properly and in a timely manner;

1.4 insofar as the Contractor is required pursuant to the Building Contract to adopt or to undertake or to accept responsibility for works of design in connection with the Project the Contractor has and will continue to exercise all the reasonable skill and care to be expected of a properly qualified and competent contractor experienced in adopting undertaking or accepting responsibility for such works of design in projects of a similar size type scope and complexity to the Project;

1.5 the Project satisfies or will when completed satisfy any performance or other specification or requirement included in or referred to in the Building Contract;

1.6 none of the following have been or shall be specified by the Contractor for use in the Project and that the Contractor has not and shall not authorise cause to be used use or suffer the use in or about the Project of any of the following:

1.6.1    high alumina cement in structural elements:

1.6.2 wood wool slabs in permanent formwork to concrete or in structural elements;

1.6.3         calcium chloride in admixtures for use in reinforced concrete;

1.6.4         calcium silicate bricks or tiles;

1.6.5         asbestos or asbestos-containing products;

1.6.0 aggregates for use in reinforced concrete which do not comply with British Standard Specification 882: 1983 and aggregates for use in concrete which do not comply with the provisions of British Standard Specification 8110: 1985;

1.6.7 lead or any materials containing lead which may be ingested inhaled or absorbed except where copper alloy fittings containing lead are specifically required in drinking water pipework by any relevant statutory requirement;

1.6.8 urea formaldehyde foam or materials which may release formaldehyde in quantities which may be hazardous with reference to the limits set at the date hereof by the Health and Safety Executive;

1.6.9         slipbricks;

1.6.10        vermiculite plaster;

1.6.11        polyisocyanurate foam;

1.6.12        extruded polystyrene other than low ozone depletion materials;

1.6.13 materials which are generally composed of mineral fibres either man-made or naturally occurring which have a diameter of 3 microns or less and a length of 200 microns or less or which contain any fibres not sealed or otherwise stabilised to ensure that fibre migration is prevented;

1.6.14 other substances recognised by the Building Research Establishment known to be deleterious at the time of their specification; and

1.6.15 other substances not in accordance with British Standards or Codes of Practice where such exist or such other equivalent standards or requirements at the time of specification.

2.       DOCUMENTS

2.1 The Contractor hereby grants to the Landlord an irrevocable royalty-free licence to copy and use all technical information drawings models bills of quantity specifications schedules detail plans programs budgets reports calculations working papers or other documents work or things whatsoever provided or to be provided by the Contractor in connection with the Project (the "Documents") for all purposes related to the Project including but without limitation the construction completion reconstruction alteration extension maintenance letting promotion advertisement reinstatement use and repair of the Project or of the Landlord's interest in it provided that for the avoidance of doubt the copyright in the Documents shall remain in the Contractor. The Landlord shall be entitled to grant sub-licences and the Landlord's licence and such sub-licences shall be transferable to others PROVIDED ALWAYS that the Contractor shall have no liability in event the Documents are used for a purpose other than that for which they were originally prepared.

2.2 The Contractor hereby irrevocably waives any rights it may have pursuant to Chapter IV (Moral Rights) of Part 1 of the Copyright Designs and Patents Act 1988 in relation to the Project or any pan thereof or to any Documents and shall obtain a written waiver from its employees from time to time of any rights they have in respect of the same provided that the Contractor shall with the Landlord's consent such consent not to be unreasonably withheld or delayed be entitled to use the Documents in connection with the publication of its work and the marketing of its services.

2.3 The Contractor shall provide the Landlord at its request and upon reimbursement of the reasonable costs of producing the same such copies of all or any of the Documents as are required by the Landlord.

3.       INSURANCE

3.1 The Contractor shall without prejudice to its obligations under this Deed and/or at law and/or otherwise take out and use its best endeavours to maintain:-

3.1.1 such insurance as the Contractor is required to maintain pursuant to the terms of the Building Contract

3.1.2 for a period of twelve years from the date of the last Certificate of Practical Completion issued under the Building Contract for the whole of the Project or equivalent event for the purposes of the Building Contract such professional indemnity insurance as is required by Building Contract to cover the Contractor's obligations and liabilities relating to design under or in connection with this Deed with a limit of indemnity of not less than 5,000,000 Pound Sterling for each and every claim provided that the said insurance remains available in the UK market place at commercially reasonable rates. The Contractor shall immediately inform the Landlord if such insurance is not or ceases to be available at commercially reasonable rates in order that the Contractor and the Landlord can discuss the means of best protecting themselves in the absence of such insurance.

3.2 The Contractor shall as and when it is reasonably required to do so by the Landlord make available for inspection by the Landlord documentary evidence that such insurance is being properly maintained and the Contractor shalt forthwith inform the Landlord if such insurance ceases to be available.

4.       ASSIGNMENT

4.1 The Landlord shall be entitled to assign or transfer all or any of the rights arising under this Deed at any time to any person company or other entity acquiring the whole of the Landlord's interest in the Premises provided that notice in writing of such assignment shall be given to the Contractor.

4.2 The Contractor shall not be entitled to assign transfer charge or otherwise dispose of the rights or liabilities arising under this Deed to any other party.

5.       NON-WAIVER

         The obligations of the Contractor hereunder shall not be released or diminished by the appointment of any person by the Landlord to carry out any independent enquiry into any matter in relation to the Project or the failure by the Tenant to make such appointment.

6.       LAW

         Any and all disputes and claims between the Tenant and the Contractor as to the construction interpretation validity and application of this Deed and any and all matters or things of whatsoever nature arising out of or in connection therewith shall be governed by English law and the jurisdiction of the English Courts and shall be and are hereby referred to the English Courts.

7.       LIMITATION

         Notwithstanding the date hereof the Contractor shall have no liability hereunder after me expiry of twelve years from the date of the last Certificate of Practical Completion issued for the whole of the Project under the Building Contract.

8.       ENTIRE AGREEMENT

         This need represents the entire agreement between the Contractor and the Tenant with respect to those matters to which the Deed refers.


IN WITNESS WHEREOF the parties have executed these presents as a Deed the day and year first before written.






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